SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PHOENIX TECHNOLOGIES LTD.
915 Murphy Ranch Road
Milpitas, California 95035
(408) 570-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 20, 2007

Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd. (the “Company” or “Phoenix”) will be held at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on December 20, 2007 at 8:00 AM, Pacific Standard Time, to consider and act upon the following matters:

1.	To elect three Class 3 Directors to the Board of Directors of the Company.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3.	To approve amendments to our Amended and Restated Certificate of Incorporation to eliminate the classification of the Company’s Board of Directors and thereby ensure that each director will stand for election annually and to remove all references to Series A Junior Participating Preferred Stock.

4.	To approve the Company’s 2007 Equity Incentive Plan.

5.	To approve amendments to the Company’s 2001 Employee Stock Purchase Plan (the “ESPP”) to (a) increase the number of shares issuable under the ESPP by 500,000 shares to an aggregate of 1,750,000 shares and (b) extend the term of the ESPP.

6.	To approve the material terms of stock option grants to certain executive officers under the Company’s 1999 Plan which vest upon the achievement of certain Company performance goals.

7.	To transact such other business as may properly come before the meeting, and all adjournments and postponements thereof.

Only stockholders of record at the close of business on November 9, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices for a period of ten days before the Annual Meeting and will also be available for inspection at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope provided. You may revoke your proxy card at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy card will be automatically revoked and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/  Timothy Chu
Timothy Chu
Vice President, General Counsel and Secretary

November [20], 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ENCLOSED VOTING INSTRUCTION CARD

PROXY STATEMENT

Page

GENERAL INFORMATION	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	2
Board Independence	4
Meetings and Committees of the Board	4
Stockholder Communications with Directors	7
Compensation of Directors	7
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8
PROPOSAL NO. 3 APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS AND TO REMOVE ALL REFERENCES TO SERIES A JUNIOR PARTICIPATING PREFERRED STOCK	9
PROPOSAL NO. 4 APPROVAL OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN	10
PROPOSAL NO. 5 APPROVAL OF AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN	19
PROPOSAL NO. 6 APPROVAL OF MATERIAL TERMS OF PERFORMANCE VESTING OPTION GRANTS TO CERTAIN EXECUTIVE OFFICERS AND RELATED AMENDMENTS TO THE COMPANY’S 1999 PLAN	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
REPORT OF THE COMPENSATION COMMITTEE	29
COMPENSATION DISCUSSION AND ANALYSIS	29
Executive Compensation Overview	29
Our Compensation Committee	29
Background of Compensation Philosophy	29
Compensation Philosophy and Policies	30
External Compensation Consultant	31
Role of CEO and Other Named Executive Officers in Establishing Compensation	32
Peer Group Benchmarking	33
Cash-Based Compensation	35
Incentive Bonus Awards	37
Equity-Based Compensation	40
Other Elements of Compensation	44
Severance and Change of Control Agreements	44
Impact of Section 162(m) of the Internal Revenue Code	44
Equity Ownership Guidelines	44
EXECUTIVE COMPENSATION	45
Summary Compensation Table	45
Grants of Plan-Based Awards	47
Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Stock Vested	49
Equity Compensation Plan Information	49
Employment Contracts and Termination of Employment and Change of Control Arrangements	50
Potential Payments Upon Termination	52
Director Compensation	55
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	56
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
Audit Committee Authorization of Audit and Non-Audit Services	57
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	57
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	58
MANAGEMENT INDEBTEDNESS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	58
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS	58
ANNUAL REPORT ON FORM 10-K	58

PROXY STATEMENT

PHOENIX TECHNOLOGIES LTD.
915 Murphy Ranch Road
Milpitas, California 95035

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 20, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company” or “Phoenix”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on December 20, 2007 (the “Meeting”) at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, commencing at 8:00 AM, Pacific Standard Time, and at any adjournments thereof. All proxy cards are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The date of this Proxy Statement is November [20], 2007, the approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to stockholders.

We do not expect any matters not listed in the Proxy Statement to come before the Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the Meeting by November 19, 2007.

General Information

Certain Financial Information.  The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 is enclosed with this Proxy Statement.

Voting Securities.  Only stockholders of record as of the close of business on November 9, 2007 (the “Record Date”) will be entitled to vote at the Meeting and any adjournments thereof. As of the Record Date, there were [          ] shares of the Common Stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote on the proposals presented in this Proxy Statement and one vote for each director to be elected for each share of Common Stock held. There is no cumulative voting in connection with the election of directors.

Quorum.  The required quorum for transacting business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR, AGAINST, ABSTAIN” or “WITHHOLD” on a matter are treated as being present at the Meeting for purposes of establishing a quorum.

Vote Required.  Under the Company’s bylaws and applicable law, the approval of Proposal 3 with respect to amendment of the Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of holders of a majority of the Company’s outstanding shares of Common Stock. All other proposals require the approval of holders of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote.

Abstentions.  Under the Company’s bylaws and applicable Delaware law, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for transacting business and (ii) the total number of shares present in person or represented by proxy and entitled to vote on a proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker Non-Votes.  “Broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular non-routine proposal) will be counted in determining whether a quorum is present. Proposals 3, 4, 5 and 6 are non-routine proposals with respect to which the broker or nominee is not empowered to vote. Thus, if stockholders do not give their broker or nominee specific instructions with respect to Proposals 3, 4, 5 and 6, their shares will not be voted on those matters and will not be counted in determining the number of shares necessary for approval. With respect to all other proposals, the broker or nominee has the authority to vote such shares absent contrary voting instructions from the stockholder.

Solicitation of Proxies.  Proxy cards and voting instructions are being solicited on behalf of the Company’s Board of Directors. In addition to soliciting stockholders by mail, certain of the Company’s directors and officers may solicit proxies personally, by telephone, telegram, email, facsimile, webcasts or postings to the Company’s corporate website. None of these individuals will receive special compensation for their assistance in soliciting proxies, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with this solicitation. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

Voting of Proxies.  All shares represented by a valid proxy card received prior to the Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy card, the shares will be voted FOR all nominees, FOR all other proposals described herein, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Meeting and voting in person.

If you plan to vote in person at the Meeting, please bring proof of identification. Even if you currently plan to attend the Meeting, we recommend that you submit your proxy card as described above so that your vote will be counted if you later decide not to attend the Meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Meeting.

Since a beneficial owner is not the stockholder of record, if you wish to vote these shares in person at the Meeting you must obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. If you wish to attend the Meeting, but not vote at the Meeting, please bring a copy of a brokerage statement showing your share ownership as of November 9, 2007.

If your shares are registered under different names, or if they are in more than one account, you may receive more than one proxy card or voting instruction card. Please follow the instructions on each proxy card or voting instruction card to ensure that all of your shares are represented at the meeting. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title on the proxy card.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s nominees for election at the Meeting are Dale Fuller, Douglas Barnett and Richard Noling (the “Nominees”). Mr. Fuller, Mr. Barnett and Mr. Noling are presently Class 3 Directors of the Company.

The Company expects each Nominee to be available to serve as a director. If, however, a Nominee is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board may designate. Proxies may not be voted for more than one substitute nominee.

The Company’s current Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and Bylaws provide for a classified Board currently consisting of two Class 1 Directors (currently Woodson Hobbs and Michael Clair), one Class 2 Director (currently John Mutch) and three Class 3 Directors (currently Mr. Fuller, Mr. Barnett and Mr. Noling). The Class 1, 2 and 3 Directors serve staggered three-year terms. Under the current Restated Certificate, the Class 3 Directors to be elected at the Meeting will be elected to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been elected and qualified.

In the event Proposal 3 is approved by the stockholders at the Meeting, the classification of the Board of Directors will be eliminated and each director, including the Class 3 Directors to be elected at the Meeting, will stand for election annually, beginning with the 2009 Annual Meeting of the Stockholders.

Nominees and Other Directors.  The name, age, principal occupations during the past five years and tenure as director are set forth below for each of the Nominees and for each director of the Company. The Nominees are currently serving as directors of the Company.

Name	Age	Director Since	Position and Current Offices with the Company

Nominees
Dale Fuller	49	2006	Director; Chairman
Douglas Barnett	48	2007	Director
Richard Noling	59	2005	Director
Other Directors
Woodson Hobbs	60	2006	Director; President and Chief Executive Officer
Michael Clair	60	2007	Director
John Mutch	51	2007	Director

Mr. Fuller was appointed to the Board in November 2006 and was appointed Chairman in February 2007. Mr. Fuller also serves as Chairman of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. Mr. Fuller served as Interim President and CEO of McAfee, Inc. from October 2006 to March 2007. Prior to McAfee, Mr. Fuller served as Chief Executive Officer of Borland Software Corporation from 1999 until 2005. Before Borland, Mr. Fuller served as Chief Executive Officer of WhoWhere? Inc., an online global communications directory of people and business information, as General Manager, and Vice President of Apple Computer’s Powerbook division, and as Vice President and General Manager of NEC Corporation’s portable computer division. Mr. Fuller currently serves on the board of directors of Guidance Software, where he is a member of the audit and compensation committees and is the chair of the nominating and governance committee. Mr. Fuller attended the Stanford University Directors’ Forum in 2007.

Mr. Barnett was appointed to the Board in July 2007. He is also a member of the Audit Committee of the Board. Mr. Barnett is currently Managing Director and Chief Financial Officer of AlixPartners, an international corporate turnaround, performance improvement and financial advisory firm. From 2003 to 2007, he served as Senior Vice President, Finance and as Chief Financial Officer for UGS PLM Software, a global provider of product lifecycle management software and services. From 2002 to 2003, Mr. Barnett was the Chief Financial Officer of Colfax Corporation. Mr. Barnett received his B.S. in Accounting from the University of Illinois and an M.B.A. from Northwestern University Kellogg Graduate School. Mr. Barnett is a Certified Public Accountant.

Mr. Noling was appointed to the Board in September 2005. He is also the Chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Noling is currently Interim Chief Financial Officer at SpeechPhone LLC, a provider of hosted speech services. From 2003 to September 2005, Mr. Noling served as the Chief Executive Officer of ThinGap Corporation, a designer, developer and manufacturer of high-efficiency electric motors. Mr. Noling served as Chief Financial Officer of Insignia Solutions Inc., a software company, from 1996 to 1997, and then as President and Chief Executive Officer from 1997 to 2003. From 1994 to 1995, Mr. Noling was Chief Financial Officer of DocuMagix, Inc., a personal paper management software developer, and from 1991 to 1994, he was Sr. Vice President and Chief Financial Officer of Gupta Corporation, a developer of relational databases and development tools. Mr. Noling received his B.A. in Aerospace and Mechanical Engineering Science from the University of California, San Diego, an M.A. from Fuller Theological Seminary and an M.S. in Administration from the University of California, Irvine. Mr. Noling attended the Stanford University Directors’ Forum in 2007.

Mr. Hobbs joined the Company as President and Chief Executive Officer and as a member of the Board of Directors of the Company in September 2006. Prior to joining the Company, Mr. Hobbs served as President, Chief Executive Officer and a member of the board of directors of Intellisync Corporation, a provider of platform-independent wireless messaging and mobile software, from 2002 until its sale to Nokia in 2006. Between 1995 and 2002, Mr. Hobbs was a consulting executive for the venture capital community and a strategic systems consultant to large corporations. During this timeframe, he held the position of Interim Chief Executive Officer for various periods at the following companies: FaceTime Communications, a provider of instant messaging network-independent business solutions; Tradenable, Inc., an online escrow service company; BigBook, Inc., a provider in the online yellow pages industry; and I/PRO Corporation, a provider of quantitative measurement of Web site usage. From 1993 to 1994, Mr. Hobbs served as Chief Executive Officer of Tesseract Corporation, a human resources outsourcing and software company. Mr. Hobbs spent the early part of his career with Charles Schwab Corporation, a securities brokerage and financial service company, as its Chief Information Officer; with Service Bureau, a division of IBM, as a developer; and with Online Focus, an online credit union system, as the Director of Operations.

Mr. Clair was appointed to the Board in August 2007. He is a technology investor and consultant to Silicon Valley companies. From 1996 until its sale to Nokia in 2006, Mr. Clair was Chairman of the Board of Intellisync Corporation. He has held senior and executive management positions at Tymshare Inc., ROLM Corporation and SynOptics Communications, Inc., which he co-founded. He currently serves on the boards of a number of privately-held technology companies, including Cranite Systems, Corfino and NDS Surgical Imaging, LLC. Mr. Clair holds a B.S. in Business and Finance and an MBA from the State University of New York at Buffalo.

Mr. Mutch was appointed to the Board in February 2007. He is also a member of the Audit Committee. He is the founder and managing partner of MV Advisors LLC, a strategic advisory and investment firm. In March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy Court to the board of directors of Peregrine Systems, a global enterprise software provider, where he served as President and CEO beginning in August, 2003, and led the company through its acquisition by Hewlett-Packard in December 2005. Mr. Mutch joined HNC Software in 1997 as Senior Vice President of Strategy and Marketing and was promoted to President in September 1999 and CEO in December 1999. He remained CEO until the sale of HNC Software to Fair Isaac in August 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director at Edgar Online and Executive Chairman of Aspyra Inc. He holds a B.S. from Cornell University and an M.B.A. from the University of Chicago.

Board Independence

Upon consideration of the criteria and requirements regarding director independence set forth in NASDAQ Rules 4200 and 4350, the Board has determined that each member of the Board, other than Mr. Hobbs, meets the standards of independence established by the NASDAQ. Mr. Hobbs is not independent because he is employed by the Company.

Meetings and Committees of the Board

During the fiscal year ended September 30, 2007 (the “Last Fiscal Year”), the Board held a total of 6 regularly scheduled meetings, 6 special meetings, and took additional actions by written consent. During the Last Fiscal Year, each Board member attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served during the Last Fiscal Year.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The members of the Audit Committee are Messrs. Noling, Barnett and Mutch. Mr. Noling serves as the Chairman of the Audit Committee. Dale L. Fuller and Anthony P. Morris, who resigned from the Board on July 13, 2007, were members of the Audit Committee during a portion of the Last Fiscal Year. On March 15, 2007, the Board unanimously approved the appointment of Mr. Mutch to replace Mr. Fuller and on July 3, 2007, the Board unanimously approved the appointment of Mr. Barnett to replace Mr. Morris as members of the Audit Committee.

Each member of the Audit Committee is “independent” as such term is defined in the NASDAQ Rules and Rule 10A-3 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. Mr. Noling serves as the Chairman of the Audit Committee. The Board has determined that each of Messrs. Noling, Barnett and Mutch qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. During the Last Fiscal Year, the Audit Committee met seven (7) times, and took additional actions by written consent.

The responsibilities of the Audit Committee include:

•	Reviewing and discussing with the Company’s management and independent auditor all audit results and the financial statements and periodic reports of the Company;

•	Overseeing the adequacy of the Company’s system of internal control over financial reporting;

•	Reviewing major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discussing with the Company’s independent auditor the matters required to be discussed by Statement of Accounting Standards No. 61;

•	Reviewing the adequacy and effectiveness of the Company’s internal audit activities and reviewing any significant reports (or summaries thereof) prepared by employees performing such activities, together with management’s response and follow-up to such reports;

•	Discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

•	Establishing and reviewing procedures and processes for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

For a complete listing of the Audit Committee’s responsibilities please refer to the Audit Committee Charter attached hereto as Exhibit A and posted on the Company’s website at http://www.phoenix.com/en/About+Phoenix/Investors/Corporate+Governance /default.htm.

Compensation Committee

The members of the Compensation Committee are Messrs. Fuller and Noling. Taher Elgamal, who elected not to stand for re-election at the 2007 annual meeting of stockholders, Mr. Morris and Anthony Sun, who resigned from the Board on February 26, 2007, were members of the Compensation Committee during a portion of the Last Fiscal Year. On March 15, 2007, the Board unanimously approved the appointment of Messrs. Fuller and Noling to replace Dr. Elgamal and Mr. Sun as members of the Compensation Committee. On July 16, 2007, the Board unanimously approved the appointment of Robert Majteles to replace Mr. Morris as a member and Chairman of the Compensation Committee. Mr. Majteles resigned from the Board on October 24, 2007. Each member of the Compensation Committee is “independent” as such term is defined in the NASDAQ Rules. During the Last Fiscal Year, the Compensation Committee met seven (7) times, and took additional actions by written consent.

The responsibilities of the Compensation Committee include:

•	Reviewing and approving all elements of the compensation plans for the CEO and the other officers in light of relevant corporate goals and objectives approved by the Committee and with respect to the CEO, the Board’s annual evaluation of the CEO’s performance, including salaries, cash incentive plans, equity compensation, employment and severance agreements and other benefits;

•	Approving all grants of equity-based compensation to the CEO and the other officers; provided, however, all grants to the CEO are further subject to approval and ratification by the full Board (with the CEO abstaining);

•	Approving all cash-based incentive compensation plans (other than sales commission plans) affecting non-officer employees at the vice president level or higher, and the aggregate payouts under such plans;

•	Making recommendations to the Board with respect to the adoption and approval of, or amendments to, any equity-based incentive compensation plans or any standard form of employment, severance, change of control or similar agreements;

•	Reviewing and approving the compensation strategy of the Company;

•	Reviewing annually all non-employee director compensation programs and policies and making recommendations to the Board with respect to any changes to the compensation of non-employee directors; and

•	Reviewing with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of the Company’s periodic reports, registration statements and proxy statements to be filed with the Securities and Exchange Commission and recommending to the Board that such disclosures, as reviewed and approved by the Committee, be included in such reports and statements, as the case may be.

For a complete listing of the Compensation Committee’s responsibilities, please refer to the current Compensation Committee Charter posted on the Company’s website at: http://www.phoenix.com/en/About+Phoenix/Investors/Corporate+Governance/default.htm.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Fuller and Noling. Mr. Fuller serves as Chairman of the Nominating and Corporate Governance Committee. David Dury, who elected not to stand for re-election at the 2007 annual meeting of stockholders, and Dr. Elgamal were members of the Nominating and Corporate Governance Committee during a portion of the Last Fiscal Year. On March 15, 2007, the Board unanimously approved the appointment of Messrs. Fuller and Majteles to replace Mr. Dury and Dr. Elgamal as members of the Nominating and Corporate Governance Committee. Mr. Majteles resigned from the Board on October 24, 2007. Each member of the Nominating and Corporate Governance Committee is “independent” as such term is defined in the NASDAQ Rules.

The Nominating and Corporate Governance Committee operates pursuant to a charter posted on the Company’s website at http://www.phoenix.com/en/About+ Phoenix/Investors/Corporate+Governance. During the Last Fiscal Year, the Nominating and Corporate Governance Committee met five (5) times.

The purpose of the Nominating and Corporate Governance Committee is to establish general qualification guidelines applicable to nominees for election to the Board and to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, including nominees suggested by stockholders, and recommends nominees for appointment or election to the Board. The Nominating and Corporate Governance Committee does not use specific minimum requirements, but considers several factors to determine whether a director candidate is qualified. These factors include, but are not limited to: (i) general understanding of technology, marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; (ii) understanding of the Company’s business and technology; (iii) educational and professional background; (iv) personal accomplishments; and (v) geographic location, gender, age, and ethnic diversity. To date, the Company has not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Additionally, the Nominating and Corporate Governance Committee is responsible for the creation and monitoring of the corporate governance practices of the Company. Specifically, the Nominating and Corporate Governance Committee’s responsibilities include:

•	overseeing the Company’s processes for providing information to the Board;

•	assessing the reporting channels through which the Board receives information and the quality and timeliness of information received to ensure that the Board obtains appropriately detailed information in a timely fashion;

•	establishing procedures for stockholders to communicate with the Board and individual directors;

•	reviewing annually the Company’s corporate governance practices and code of ethics and recommending to the Board any amendments deemed necessary or appropriate; and

•	overseeing an annual performance evaluation of the Board and management and reporting the results of such evaluations to the Board.

The Nominating and Corporate Governance Committee seeks to have on the Board at least one financial expert as defined in Item 401(h) of Regulation S-K promulgated by the SEC and believes that the majority of the Board must be composed of independent directors as defined in NASDAQ Rule 4200.

The Nominating and Corporate Governance Committee will consider candidates for director from any source, including director candidates recommended by stockholders. No formal procedures exist for the handling of director candidates recommended by stockholders; however, all candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same way and by using the same criteria and general guidelines used for all other candidates. Stockholders may submit director recommendations in writing to the Corporate Secretary at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock.

The Nominating and Corporate Governance Committee did not receive, prior to September 27, 2007, any recommendations for director candidates from any non-management stockholder or group of stockholders that beneficially owns more than 5% of the Company’s voting stock. Each Nominee included on the proxy card is an executive officer and/or director standing for re-election.

Stockholder Communications with Directors

The Board welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director by sending a written communication c/o the Company’s Corporate Secretary at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035. All communications sent to the Company’s Corporate Secretary will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed, without review by management.

Compensation of Directors

Members of the Board who are not employees of the Company (“Outside Directors”) are entitled to receive an annual retainer of $20,000, payable quarterly in arrears, a fee of $1,500 for each meeting of the Board they attend in person and a fee of $1,000 for each telephonic meeting of the Board that they attend. In addition, members of each Board committee, other than the Audit Committee, are entitled to receive a fee of $1,000 for each committee meeting they attend in person and a fee of $500 for each telephonic committee meeting that they attend. Members of the Audit Committee are entitled to receive a fee of $1,500 for each Audit Committee meeting they attend in person and a fee of $1,000 for each telephonic Audit Committee meeting they attend. Additionally, the Chairman of each committee, other than the Audit Committee, is entitled to receive an annual retainer of $3,000. The Audit Committee Chairman is entitled to receive an annual retainer of $7,500. The Chairman of the Board is entitled to receive an annual retainer of $7,500. Outside Directors who reside outside of the local area are also entitled to receive reimbursement of travel expenses.

In addition, during the Last Fiscal Year, the Board approved the following additional compensation to certain directors: (a) each of Messrs. Sun and Morris received a special service award of $50,000, upon his resignation from the Board of Directors, in recognition of his many years of service to the Company; (b) each of Messrs. Dury and Morris received $15,000 in meeting fees for serving on the Board’s ad hoc Strategic Alternatives Committee; (c) Mr. Morris received $7,500 for serving as the Lead Independent Director of the Board (a role which is currently not filled since the Chairman of the Board, Mr. Fuller, is independent); (d) Messrs. Elgamal and Morris received $3,000 and $1,500, respectively, for serving on the Board’s ad hoc Product Readiness Oversight Committee; and (e) Mr. Dury received $7,000 for serving as the Board’s liason to the Company’s Operating Committee.

Outside Directors currently receive options under the 1999 Stock Plan and the 1999 Director Option Plan. Under the 1999 Director Option Plan, Outside Directors receive an initial grant of 40,000 shares upon their initial appointment to the Board and subsequent annual grants of 15,000 shares. Board member options vest and become exercisable for 100% of the shares on the date of grant and have a term of ten years. During the Last Fiscal Year, the Company made initial stock option grants for 40,000 shares to each of Messrs. Fuller, Majteles, Clair, Mutch and Barnett, annual grants of 15,000 shares to each of Messrs. Noling, Elgamal, Dury, Morris and Sun, in each case having an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

Required Vote

If a quorum is present, directors will be elected by the affirmative vote of a majority of the votes cast with respect to each director to be elected at the Meeting. The Company’s bylaws previously provided that directors would be elected upon the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at a meeting at which a quorum was present. The bylaws were amended on September 19, 2007 to change the required vote to that set forth in the first sentence of this paragraph. The Nominating and Corporate Governance Committee has established procedures under which any director who is not elected will offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

The Board of Directors Unanimously Recommends a Vote FOR
the Election of Messrs. Fuller, Barnett and Noling

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP to continue to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008. The Company is asking stockholders to ratify this appointment. If ratification by the stockholders of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not obtained, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote on the matter is required for approval of Proposal No. 2.

The Board of Directors Unanimously Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year
Ending September 30, 2008

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS AND TO REMOVE ALL REFERENCES TO SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.

We are asking our stockholders to approve an amendment to the Company’s Restated Certificate to eliminate the classification of the Board of Directors and thereby ensure that each director will stand for election annually and to remove all references to Series A Junior Participating Preferred Stock.

Board Classification

Article Eleventh of the Restated Certificate currently provides that the Board will be divided into three classes, Class 1, Class 2 and Class 3, with no one class having more than one director more than any other class, unless otherwise provided for from time to time by resolution adopted by a majority of the entire Board of Directors. The Restated Certificate further provides that each director will be elected for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

If this proposal is approved by the stockholders, the Restated Certificate will be amended to eliminate the classification of the Board, such that all directors will stand for election annually. The Board believes that elimination of the classification of the Board is in the best interest of the Company and its stockholders in that it will allow stockholders to review and express their views on the performance of all directors each year. This proposal is not being presented in response to any stockholder demand.

The Board has determined that the declassification of the Board should become effective commencing with the annual meeting of stockholders of the Company in fiscal year 2009. Accordingly, if this proposal is approved by the stockholders, the terms of all directors will end at the annual meeting of stockholders of the Company in fiscal year 2009, and all directors elected at that annual meeting will have one-year terms.

Our Bylaws currently provide that each director be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is 14 days in advance of when we file our definitive proxy statement with the U.S. Securities and Exchange Commission (SEC). If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, the Nominating and

Corporate Governance Committee has established procedures under which any director who fails to be elected by a majority vote will offer to tender his or her resignation to the Board. In that situation, the Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.”

Series A Junior Participating Preferred Stock

Article Fourth of the Restated Certificate currently authorizes the Company to issue both Common Stock and Preferred Stock. The Restated Certificate further provides that the Preferred Stock may be issued in one or more series, the first of which will be designated “Series A Junior Participating Preferred Stock” (the “Series A Preferred”). The rights, preferences and privileges of the Series A Preferred are set forth in Article Fourth of the Restated Certificate.

If this proposal is approved by the stockholders, the Restated Certificate will be amended to eliminate any reference to the Series A Preferred class of Preferred Stock. The Company previously filed a Certificate of Elimination on November 29, 1999 to cancel the Series A Preferred and no shares of Series A Preferred Stock of the Company have ever been issued. The Board therefore believes that, in order to simplify the Restated Certificate and remove extraneous provisions, it is in the best interest of the Company to eliminate any reference to the Series A Preferred from the Restated Certificate.

If Proposal 3 is approved by the stockholders, Article Fourth and Article Eleventh of the Restated Certificate will be amended as set forth in Exhibit B hereto.

Required Vote

The affirmative vote of a majority of the shares of common stock of the Company outstanding as of the Record Date will be required to approve the above described amendment to our Restated Certificate.

The Board Of Directors Unanimously Recommends a Vote FOR the Proposal to Amend our Amended and Restated Certificate of Incorporation to Eliminate the Classification of the Company’s Board of Directors and to Remove All References to Series A Junior Participating Preferred Stock.

PROPOSAL NO. 4

APPROVAL OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

Summary

On October 5, 2007, the Board approved the 2007 Equity Incentive Plan (the “2007 Plan”). The Board adopted the 2007 Plan because both its current stockholder-approved equity plans, the 1999 Stock Plan (the “1999 Plan”) and the 1999 Director Option Plan (the “1999 Director Plan”), have a limited number of shares remaining for issuance, and the Board believes Phoenix should continue to have a stockholder-approved equity compensation plan in order to make equity compensation awards to attract and retain employees, officers, directors and other service providers.

The number of shares reserved for issuance under the 2007 Plan is equal to 3,500,000 shares plus (i) 489,895 shares that as of October 5, 2007 are available for issuance under the 1999 Plan and (ii) 3,461,784 shares that as of October 5, 2007 are subject to outstanding options granted under the 1999 Plan (including the 1,250,000 performance vesting options described in Proposal No. 6 below) or have been issued under the 1999 Plan but are subject to repurchase by the Company; provided that in the case of (ii), such shares only become available for issuance under the 2007 Plan if and to the extent such outstanding options are cancelled, expire or are forfeited or such shares are repurchased by the Company. The 3,500,000 additional shares of common stock that will be reserved for issuance under the 2007 Plan represents approximately [     ]% of the Company’s outstanding shares as of November 9, 2007.

At the Annual Meeting, you are being asked to approve the adoption of the 2007 Plan and the reservation of shares for issuance under the 2007 Plan as described in this Proposal 4. If the stockholders approve the 2007 Plan, this approval is intended to satisfy the stockholder approval requirements under Code Section 162(m), so as to permit Phoenix to deduct under U.S. federal income tax law certain amounts paid under the 2007 Plan to executive officers that might otherwise not be deductible, and to permit Phoenix to grant “incentive stock options” eligible for special tax treatment under Code Section 422.

If the 2007 Plan is approved by the stockholders, the 2007 Plan will become effective upon stockholder approval, and Phoenix will cease granting new awards under the 1999 Plan and the 1999 Director Plan as of the date of the Annual Meeting. If the 2007 Plan is not approved by the stockholders, the 1999 Plan and the 1999 Director Plan will continue in operation pursuant to their terms. The Company plans to register the shares under the 2007 Plan pursuant to a registration statement on Form S-8 as soon as practicable after stockholder approval. The material terms of the 2007 Plan include the following:

•	The types of awards that may be granted are stock options (including incentive stock options and nonstatutory stock options) and stock awards (including shares, stock units, stock appreciation rights and other similar types of awards) (individually, an “award”).

•	The maximum number of shares of common stock that will be available for issuance under the 2007 Plan is 7,649,779 shares, which includes 4,149,779 shares that as of October 5, 2007 (i) are available for issuance under the 1999 Plan or (ii) are subject to outstanding options granted under the 1999 Plan (including the performance vesting options described in Proposal No. 6 below) or have been issued under the 1999 Plan but are subject to repurchase by the Company; provided that in the case of (ii) such shares only become available for issuance under the 2007 Plan if and to the extent such outstanding options are cancelled, expire or are forfeited or such shares are repurchased by the Company.

•	The maximum number of shares subject to options or stock awards (such as restricted stock, deferred stock, restricted stock units, performance shares, phantom stock or similar types of stock awards) that may be granted to any one participant under the 2007 Plan during any fiscal year is 175,000 shares (except in connection with commencement of service, during which fiscal year the participant may be granted an additional 125,000 shares) (the “162(m) Limit”).

•	The Board, the Compensation Committee or a committee of directors appointed by the Board administers the plan, and may delegate certain responsibilities to authorized individuals, other than with respect to grants made to executive officers.

•	The Board or the committee administering the plan has the authority to determine the number of shares subject to each award.

•	Shares subject to awards that are cancelled, expire or are forfeited (including with respect to any shares that have been issued under an award) will be available for re-grant under the 2007 Plan, including shares that are repurchased upon the awardee’s failure to vest in or otherwise earn the shares. If an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld will not become available for re-grant under the 2007 Plan.

•	Non-employee directors are eligible to receive discretionary grants under the 2007 plan and will receive automatic option grants upon their initial appointment to the Board and annually thereafter (as described in “Terms and Conditions of Automatic Director Option Grants” below) in the same amounts and subject to substantially the same terms and conditions as previously provided for under our 1999 Director Plan, unless the amounts and terms and conditions are amended by the Board (which the Board has the authority to do without shareholder approval at any time).

•	The exercise price of an option may not be reduced without stockholder approval (other than in connection with certain changes in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” below).

•	The 2007 Plan will terminate ten (10) years from the latest date Phoenix’s stockholders approve the plan, including any subsequent amendment or restatement.

•	The shares authorized, the shares covered by outstanding awards, the price per share of outstanding awards, 162(m) Limit, and number of shares subject to options granted to directors under automatic option grants will be adjusted for stock splits, dividends, combinations and other changes in capital structure as described in “Adjustments upon Changes in Capitalization, Dissolution or Change in Control” below.

Summary of the 2007 Equity Incentive Plan

General

The purpose of the 2007 Plan is to encourage ownership in Phoenix by employees, consultants and directors whose long-term employment or other service relationship with Phoenix is considered essential to the our continued progress and thereby, encourage recipients to act in the stockholder’s interest and share in Phoenix’s success. Stock options and stock awards, including stock appreciation rights and similar types of awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonstatutory stock options.

A copy of the 2007 Plan is attached to the electronic version of this proxy statement filed with the SEC as Exhibit C. The description of the 2007 Plan included in this Proposal 4 may not contain all of the information about the 2007 Plan that is important to you and we recommend that you read the full text of Exhibit C in connection with your review of this Proposal. Because it is not a complete description of all of the terms of the 2007 Plan, the summary is qualified by reference to the complete text of the 2007 Plan.

Administration

The Board, the Compensation Committee of the Board or a committee of officers or directors appointed by the Board (collectively, the “Administrator”) administers the 2007 Plan. To make grants to certain of our officers and key employees, the members of the committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.

The Board may delegate any part of its authority and powers under the 2007 Plan to one or more of our directors and/or officers, but only the Board, the Compensation Committee or another committee appointed by the Board which consists of two or more non-employee directors can make awards to participants who are our executive officers. References to the Administrator in this proposal include the Board, any committee of the Board and any directors or officers to whom the Committee properly delegates authority.

Eligibility

Awards may be granted under the 2007 Plan to employees, consultants and directors of Phoenix and any of its affiliates. Incentive stock options may be granted only to employees of Phoenix or its subsidiaries. As of November 9, 2007, there are approximately [          ] employees and consultants and five (5) non-employee directors eligible to receive awards under the 2007 Plan. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Code Section 162(m) Matters

Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1 million to certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated officers. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m). In order that we may grant awards of stock options, stock appreciation rights or restricted stock and/or other types of equity awards under the 2007 Plan after the date of our Annual Meeting and have those awards and/or payments qualify as exempt performance-based compensation for purposes of Section 162(m), the 2007 Plan must be approved by our stockholders in a manner that complies with Section 162(m). We are submitting the 2007 Plan relating to Section 162(m) for stockholder approval to satisfy this requirement.

Stock options and stock appreciation rights (“SARs”) that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is stockholder-approved and contains a limit on the number of shares that may be granted under options or SARs to any one individual during a specified period. In addition, as with options and SARs, stock awards must be granted pursuant to a stockholder-approved plan that contains limits on the number of shares subject to stock awards that may be granted to any one individual under the Plan during a specified period. Accordingly, the 2007 Plan provides that no awardee may be granted stock awards covering more than 175,000 shares in any fiscal year, except in connection with commencement of service, during which fiscal year the participant may be granted an additional 125,000 shares, and subject to adjustment in the event of a stock split or the occurrence of certain other corporate transactions, as described below.

Additional requirements apply to certain other forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the 2007 Plan permits us to issue certain awards that incorporate performance objectives and provides that these performance objectives, which we call “qualifying performance criteria,” may be based upon any one or a combination of the following performance metrics:

•   cash flow

•   growth in earnings or earnings per share

•   total stockholder return

•   return on investment

•   operating income or net operating income, in aggregate or per share

•   return on operating revenue

•   overhead or other expense reduction

•   strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan)

•   efficiency ratio

•   earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before stock compensation expense pursuant to SFAS 123(R); earnings before taxes; and net earnings)

•   stock price

•   return on capital

•   revenue or growth in revenue

•   operating profit or net operating profit

•   market share

•   growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index

•   improvement in workforce diversity

•   earnings per share

•   return on equity or average stockholders’ equity

•   return on assets or net assets

•   income or net income

•   operating margin

•   contract awards or backlog

•   credit rating

•   growth of revenue, operating income or net income

• ratio of nonperforming assets to total assets

Each of these performance objectives may be with respect to Phoenix and/or an affiliate or individual business unit. Under Section 162(m), each performance condition must be (1) established either at the time an award is granted or no later than the earlier of 90 days after the beginning of the period of service to which it relates or before the elapse of 25% of the period of service to which it relates, (2) uncertain of achievement at the time it is established and (3) determinable as to achievement by a third party with knowledge of relevant facts. Despite the provisions above, certain awards under the 2007 Plan (such as time-vested restricted stock or restricted stock units) will not qualify for the performance-based exemption from the $1 million deduction limit.

The committee may adjust any evaluation of performance criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in our financial statements.

Certain other requirements apply in order for awards to qualify as performance-based compensation, including that such awards must be granted by a Compensation Committee of the Board whose members satisfy certain independence requirements imposed by the Code.

Approval by our stockholders of the 2007 Plan will constitute stockholder approval of the 2007 Plan (as further described below) for Section 162(m) purposes, including approval of:

•	the respective per-employee annual share limits to the number of options, stock appreciation rights and stock awards that may be granted under the Plan, as described above;

•	the qualified performance conditions (as described above); and

•	the persons eligible to receive awards under the 2007 Plan (as described below).

If our stockholders do not approve the 2007 Plan under this Proposal, we may decide to grant stock-based awards outside of this plan to the extent we are otherwise legally permitted to do so, notwithstanding the fact that such awards may not be deductible for purposes of Section 162(m). Assuming that our stockholders do approve the 2007 Plan, in order to assure our continued ability to deduct awards made under the 2007 Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the 2007 Plan again in 2012. The Plan also allows our Board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between Phoenix and the optionee and is subject to the following additional terms and conditions.

Exercise Price.  The Administrator determines the exercise price of the options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Phoenix may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, Phoenix may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by Phoenix of another company. The fair market value of our common stock is the closing price for the shares as quoted on the NASDAQ Global Market as of the applicable date. As of November 9, 2007, the closing price of our common stock was $[     ] per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change of capitalization as described in “Adjustments upon Changes in Capitalization, Dissolution or Change in Control” below).

Exercise of Options; Form of Consideration.  The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Phoenix’s standard vesting schedule applicable to options initially granted to employees has been quarterly vesting over four years with 25% of the shares vesting one year after the grant date and subject to continued employment with Phoenix as of the applicable vesting date. Follow-on option grants to employees typically vest quarterly from the date of grant over four years. The means of payment for shares issued upon exercise of an options are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of Phoenix (with some restrictions), broker-assisted sales, a reduction in the amount of any Phoenix liability owed to the awardee (including any liability attributable to the awardee’s participation in any Phoenix-sponsored deferred compensation program or arrangement), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option.  The term of an option may be no more than ten years from the date of grant (or not longer than ten and one-half years in the case of options granted to employees in certain jurisdictions outside the United States); provided that the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Phoenix may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment.  If an optionee’s employment or service to the Company terminates for any reason other than death or disability or unless otherwise provided for by the Administrator or in the option agreement, then options held by the optionee under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or six months for directors and executive officers) (or such period set by the Administrator) after the termination but not after the expiration date.

Generally, if any optionee’s employment or service terminates as a result of optionee’s death, all outstanding options that were vested and exercisable as of the date of the optionee’s death may be exercised for twelve months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment or service terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for twelve months following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Terms and Conditions of Stock Awards

Stock awards may be shares, stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have an exercise or purchase price that is less than the grant date fair market value of our stock). Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the exercise price established by the Administrator. The total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) will be deducted against the number of shares of common stock reserved for issuance under the 2007 Plan upon settlement of the stock appreciation right.

Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (iv) restrictions on the transferability of the stock award or the shares, and (v) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.

Terms and Conditions of Grants to Non-Employee Directors

Under the 2007 Plan, the Board may at its discretion grant stock options and stock awards to non-employee directors of the Company. The Board may determine the terms and conditions of such award, including the number of shares subject to such award, the vesting schedule and any vesting acceleration, the terms of exercisability, acceptable forms of consideration and the term of such award. Such awards are subject to such other terms and conditions as set forth in “Terms and Conditions of Options” and “Terms and Conditions of Stock Awards” above.

The 2007 Plan also incorporates substantially the same terms from our 1999 Director Plan with respect to automatic option grants to our non-employee directors. Under the 2007 Plan, each person who becomes a non-employee director is automatically granted an option (the “First Option”) to purchase 40,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date on which such person first becomes a non-employee director, whether through election by the stockholders of Phoenix or appointment by the Board to fill a vacancy. Each non-employee director is automatically granted an option (a “Subsequent Option,” and together with a First Option, the “Automatic Option Grants”) to purchase 15,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) promptly following the anniversary date on which such director became a non-employee director. The exercise price of all Automatic Option Grants is equal to 100% of the fair market value of our common stock on the date such option is granted (closing price for the shares as quoted on the NASDAQ Global Market as of the grant date). Automatic Option Grants are fully vested and exercisable on the date of grant and have a term of ten years, unless terminated earlier under the terms of the 2007 Plan (e.g., upon the optionee’s termination of Board membership). Upon termination of Board membership, the optionee generally has six months to exercise the option. The Automatic Option Grants are otherwise subject to the general terms and conditions that apply to options granted under the 2007 Plan.

In the event that an Automatic Option Grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the number of shares available for issuance under the 2007 Plan, then such grant and any further grants will be deferred until such time, if any, as additional shares become available for grant under the 2007 Plan through action of the stockholders to increase the number of shares which may be issued under the 2007 Plan or through cancellation or expiration of options previously granted under the 2007 Plan.

The Board may amend the terms of the 2007 Plan without stockholder approval to change the number of shares granted subject to Automatic Option Grants, vary the vesting conditions or terminate the program in its entirety. The Board intends to review its director compensation policies over the next year and may in connection with such review make significant amendments to such program.

Nontransferability

Generally, awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable to an awardee’s family member or any other person or entity as it deems appropriate.

Deferral of Award Benefits

The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2007 Plan. Any such deferral arrangement will be in writing and will comply with Section 409A of the Code and the regulations thereunder.

Adjustments upon Changes in Capitalization, Dissolution or Change in Control

In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other change to the capital structure of Phoenix (effected without receipt of consideration by Phoenix), the Administrator will make proportionate adjustments to (1) the number of shares of common stock covered by each outstanding award, (2) the number of shares of common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award or repurchase of shares (including any shares unissued, subject to outstanding options or repurchased under the 1999 Plan), (3) the price per share of common stock covered by each such outstanding award under the 2007 Plan, (4) the 162(m) Limit under the 2007 Plan and (5) the number of shares subject to options granted to directors under Automatic Option Grants.

In the event of a liquidation or dissolution, any options or stock awards will terminate immediately prior to the consummation of such proposed transaction to the extent such options or stock awards have not been previously exercised or the shares subject thereto issued to the awardee, unless otherwise determined by the Administrator.

In the event of a change in control of Phoenix, the Board the Compensation Committee or another committee appointed by the Board may (i) provide for the assumption or substitution of or adjustment (including to the number and types of shares and exercise or purchase price applicable) to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.

The Administrator has the authority to accelerate vesting of outstanding awards under the 2007 Plan at any time in its sole discretion.

Amendment and Termination of the Plan

The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, Phoenix will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or NASDAQ Global Market listing requirements. In addition, Phoenix will obtain stockholder approval of any of the following: (i) an increase to the maximum number of shares for which awards may be granted under the 2007 Plan other than an increase in connection with a change in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; (ii) a reduction in the minimum exercise prices at which options may be granted; (iii) any amendment of outstanding options or stock appreciation rights that affects a repricing of such awards by reducing the exercise price of outstanding options or cancelling an outstanding option held by an awardee and re-granting to the awardee a new option with a lower exercise price, other than in connection with a change in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; or (iv) a change of the class of persons eligible to receive awards under the 2007 Plan. Generally, no amendment of the 2007 Plan will impair the rights of an outstanding award without the consent of the awardee. The Administrator may amend an outstanding award in order to conform it to the Administrator’s intent that the award not be subject to Section 409A of the Code.

New Plan Benefits

Because benefits under the 2007 Plan will depend on the Administrator’s actions and the fair market value of Phoenix’s common stock at various future dates, it is not possible to determine the benefits that will be received by employees, directors and consultants if the 2007 Plan is approved by the stockholders. No awards have been granted or promised to be granted under the 2007 Plan to any individual as of the date of this Proxy Statement.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and Phoenix of awards granted under the 2007 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Options

The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum tax income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If the shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on the disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). Phoenix is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock had no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) Phoenix is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. Phoenix may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such transfer.

In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if Phoenix common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards

Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to Phoenix and are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Phoenix. Unless limited by Section 162(m), Phoenix is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Section 409A

The American Jobs Creations Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A. However, it does not impact Phoenix’s ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options or nonstatutory stock options that have an exercise price at least equal to the grant date fair market value and no features defer the recognition of income beyond the exercise date. Restricted stock is also exempt from Section 409A provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Accounting Treatment

Phoenix will recognize compensation expense in connection with awards granted under the 2007 Plan as required under the applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). Phoenix currently amortizes compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.

Vote Required and Board of Directors’ Recommendation

Approval of the 2007 Plan requires the affirmative vote of the holders of at least a majority of the shares of our common stock that are voting on this Proposal 4 in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders fail to approve the 2007 Plan, the 1999 Plan and the 1999 Director Plan will continue in operation pursuant to its terms. Even if the 2007 Plan is approved, the Board may, pursuant to the terms of the 2007 Plan and subject to the rules of the NASDAQ Stock Market, make any other changes to the 2007 Plan that it feels would be in our and our stockholders’ best interests.

Because each of our executive officers and our directors is eligible to participate in the 2007 Plan, the approval of the 2007 Plan impacts each of our executive officers and directors and thus each of our executive officers and directors has a personal interest in this proposal and its approval by our stockholders.

The Board of Directors Unanimously Recommends a Vote FOR
Approval of the 2007 Equity Incentive Plan

PROPOSAL NO. 5

APPROVAL OF AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, our stockholders will be asked to approve the amendment of the 2001 Employee Stock Purchase Plan (the “ESPP”) to (i) increase the number of shares issuable under the ESPP by an additional 500,000 shares, to an aggregate of 1,750,000 shares, and (ii) amend the term of the ESPP to be ten (10) years from the amendment and restatement of the ESPP by the Board. The ESPP was adopted by the Board in November 2001 and became effective in February 2002 after approval by the stockholders at the 2001 Annual Meeting. As of November 9, 2007, the number of shares available for future issuance under the ESPP was [          ] (representing approximately [     ]% of Phoenix’s outstanding common stock as of November 9, 2007).

In September 2007, the Board approved amendments to the ESPP, subject to stockholder approval, to increase the number of shares issuable under the ESPP by an additional 500,000 shares and extend the term of the ESPP to 10 years from the date the Board of Directors amended and restated the ESPP (or until September, 2017). These amendments were deemed necessary by our Board because we have a limited number of shares remaining for issuance under the ESPP. The ESPP enables us to provide additional incentives to recruit and retain our employees. Without this increase we estimate that we will not have enough shares to satisfy anticipated purchases in the offering period beginning in December 2007. In addition, without an amendment to the term, our ESPP would terminate in November 2011.

If the stockholders approve the amendments to the ESPP, this approval is intended to satisfy the stockholder approval requirements under Section 423 of the Internal Revenue Code, as amended (the “Code”), so as to permit participants in the ESPP to be eligible for special tax treatment under Code Section 423. If the proposed amendments are not approved by the stockholders, the ESPP will terminate pursuant to its terms, and Phoenix will not have a stockholder-approved equity stock purchase plan qualified under Code Section 423 under which it may grant employees the opportunity to acquire an ownership interest in Phoenix at a discount.

Summary of the 2001 Employee Stock Purchase Plan

General

The purpose of the ESPP is to offer eligible employees the opportunity to acquire a stock ownership interest in Phoenix through the purchase of our common stock at a discount by means of periodic after-tax payroll deductions. The ESPP is intended to qualify under Code Section 423.

A copy of the ESPP, as amended and restated by the Board as of September 19, 2007, is attached to the electronic version of this proxy statement filed with the SEC as Exhibit D . The description of the ESPP included in this Proposal 5 may not contain all of the information about the ESPP that is important to you and we recommend that you read the full text of Exhibit D in connection with your review of this Proposal. Because it is not a complete description of all of the terms of the ESPP, the summary is qualified by reference to the complete text of the ESPP.

Administration

The ESPP is administered by the Board of Directors or a committee appointed by the Board (the “ESPP Administrator”). At the present time, the ESPP is administered by the Compensation Committee. All questions of interpretation or application of the ESPP are determined by the ESPP Administrator.

Offering Periods

Offering Periods will be of periods not to exceed the maximum period permitted by Section 423 of the Code. In addition, Offering Periods will be concurrent and commence each June 1 and December 1 of each calendar year or at such other time or times as may be determined by the Administrator. The first business day of an Offering Period is referred to as the “Offering Date.” Until determined otherwise by the Administrator, each Offering Period will be for 12-month durations and will consist of two (2) six-month purchase periods (individually, a “Purchase Period”) during which payroll deductions of participating employees are accumulated under the ESPP. Prior to the amendment of the ESPP in September 2007, the offering periods under the ESPP were 24 months and included four purchase periods of 6 months each. The last date of each applicable Purchase Period is referred to as the “Purchase Date.” The ESPP also provides that if on the first Purchase Date during an Offering Period the fair market value of the Common Stock is lower than the fair market value of the Common Stock on the applicable Offering Date, then, following the purchase of shares, the Offering Period would terminate and participants in the terminated Offering Period would be enrolled automatically in a new Offering Period that would start on the first business day immediately following the Purchase Date.

Eligibility and Participation

Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by us as of an Offering Date are eligible to participate in the related Offering Period under the ESPP, subject to certain limitations imposed by Section 423(b) of the Code and the ESPP. For example, no employee will be granted an option under the ESPP if immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of Phoenix or its subsidiaries. In addition, the ESPP provides that, at the discretion of the Board of Directors, certain of our executive officers may be excluded from participating in an Offering Period. All of our executive officers are currently excluded from participating in the ESPP. An eligible employee may participate in more than one Offering Period at a time. As of November 9, 2007, approximately [          ] employees (excluding officers and employee directors) were eligible to participate in the ESPP.

Eligible employees become participants in the ESPP by submitting an enrollment form authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the enrollment form has been set by the ESPP Administrator. Once a participant enrolls in an Offering Period under the ESPP, such participant will automatically be enrolled in subsequent Offering Periods unless the participant withdraws from the then-current Offering Period. Payroll deductions will commence on the first payroll following the Offering Date and will continue until the participant withdraws from the Offering Period to which the enrollment form is applicable or any subsequent Offering Period in which the participant is participating.

Grant and Exercise of Option

At the beginning of an Offering Period, each participant is granted an option to purchase up to that number of shares in each Purchase Period determined by dividing such participant’s payroll deductions accumulated during the Purchase Period and retained in the participant’s account as of the end of the Purchase Period by the lower of (i) 85% of the fair market value of a share of our common stock on the applicable Offering Date or (ii) 85% of the fair market value of a share of our common stock on the applicable Purchase Date; provided that in no event will a participant be permitted (A) to purchase stock under the ESPP at a rate which, when aggregated with such participant’s rights to purchase stock under all other employee stock purchase plans of Phoenix and its subsidiaries, exceeds $25,000 in fair market value of such stock (determined as of the Offering Date) for each calendar year in which such option is outstanding at any time or (B) to purchase more than 2,000 shares of our common stock on any Purchase Date. In addition, we may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be purchased on a Purchase Date by all employees participating in the ESPP exceeds the number of remaining available shares in the ESPP. The fair market value of a share of Common Stock on a given date will be either the closing price of the Common Stock on the NASDAQ Global Market on the applicable date or the average closing price of the Common Stock over the number of consecutive trading days preceding such date as determined by the Board of Directors.

Unless an employee withdraws his or her participation in the ESPP by giving written notice to Phoenix of his or her election to withdraw all accumulated payroll deductions prior to the end of a Purchase Period, the employee’s option for the purchase of shares will be exercised automatically at the end of the Purchase Period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

During his or her lifetime, a participant’s option to purchase shares under the ESPP is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant’s account under the ESPP in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant’s account under the ESPP in the event of such participant’s death prior to a Purchase Date.

Payroll Deductions

The purchase price of the shares to be acquired under the ESPP is accumulated by after-tax payroll deductions during each Purchase Period. The deductions may not be more than 20% (designated in increments of not less than 1%) of a participant’s compensation during a Purchase Period (or may be based on a specific dollar amount not less than $5 per pay period and not more than 20% of a participant’s compensation), provided that in each case the deductions for a participant in a Purchase Period will not exceed $12,500. A participant may terminate his or her participation in the ESPP, may increase or decrease his or her rate of payroll deductions one time each during a Purchase Period, and may reduce his or her rate of payroll deductions to 0% once during a Purchase Period, which will not be deemed a withdrawal from the Offering Period or the ESPP. Payroll deductions for a participant will commence on the first payroll following the Offering Date and will continue until his or her withdrawal from an Offering Period or his or her participation terminates as provided in the ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of Phoenix for at least 20 hours per week and more than five (5) months in any calendar year during the applicable Offering Period, cancels his or her option and his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned (without interest) to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

Adjustments Upon Changes in Capitalization

Subject to any required action by our stockholders, in the event any change is made in Phoenix’s capitalization during an Offering Period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of our common stock outstanding without receipt of consideration by Phoenix, appropriate adjustment will be made in the number of shares of our common stock authorized for issuance under the ESPP, in the purchase price, in the 2,000 share maximum purchase limit on any Purchase Date and in the number of shares subject to options under the ESPP.

In the event of a proposed dissolution or liquidation of Phoenix, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of Phoenix, or the merger of Phoenix with or into another corporation, each option under the ESPP will be assumed or an equivalent substitute option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors elects in lieu of such assumption to shorten the Offering Period then in progress and allow each participant the right to exercise his or her option with respect to all of the optioned shares for a period of at least twenty days from the date of notice by the Board to each such participant.

Amendment and Termination of the ESPP

The Board of Directors may at any time amend or terminate the ESPP without the approval of the stockholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the ESPP without approval of our stockholders if such amendment would increase the number of shares reserved under the ESPP or change the class of employees eligible to participate in the ESPP, or if such amendment is required to comply with Rule 16b-3 of the Exchange Act.

The ESPP will expire 10 years from the date the Board of Directors has amended and restated the ESPP, unless sooner terminated by the Board of Directors, provided that any options then outstanding under the ESPP will remain outstanding until they expire by their terms.

New Plan Benefits

As of the date hereof, no shares have been issued on the basis of the share increase for which shareholder approval is sought under this proposal. Accordingly, future benefits or amounts received are not determinable. All executive officers are, at the discretion of the Board of Directors, currently excluded from participating in the ESPP.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and Phoenix of shares purchased under the ESPP. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

The ESPP and the options granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two (2) years after the beginning of the Offering Period and more than one (1) year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the stock as of the Offering Date will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above (a disqualifying disposition), then the excess of the fair market value of the stock on the Purchase Date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Purchase Date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Phoenix by reason of the grant or exercise of options under the ESPP. Phoenix is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant as a result of a disqualifying disposition.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), Phoenix recognizes compensation expense in connection with the ESPP. So long as Phoenix continues issuing shares under the ESPP with a purchase price at a discount to the fair market value of its stock, Phoenix will recognize compensation expense which will be determined by the level of participation in the ESPP. However, in certain cases where the purchase price is greater than 95% of the fair market value of the common stock, there would be no compensation expense under Statement of Financial Standards No. 123(R).

Required Vote and Board of Directors’ Recommendation

Approval of the amendments to the ESPP requires the affirmative vote of the holders of at least a majority of the shares of our common stock that are voting on this Proposal 5 in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders fail to approve the amendments to the ESPP, the ESPP will continue in operation pursuant to its terms with the existing number of authorized shares and term.

Because each of our executive officers may be eligible to participate in the ESPP (subject to exclusion at the discretion of our Board), the approval of the amendments to the ESPP impacts each of our executive officers and thus each of our executive officers has a personal interest in this proposal and its approval by our stockholders.

The Board of Directors Unanimously Recommends a Vote FOR
Approval of Amendment of the 2001 Employee Stock Purchase Plan

PROPOSAL NO. 6

APPROVAL OF MATERIAL TERMS OF PERFORMANCE VESTING OPTION GRANTS TO CERTAIN EXECUTIVE OFFICERS AND RELATED AMENDMENTS TO THE COMPANY’S 1999 PLAN

Summary

On October 5, 2007, the Compensation Committee of the Board approved stock option grants which vest upon the achievement of certain Company performance goals to certain of its executive officers governed by the terms of the 1999 Plan (the “Performance Options”). A discussion of the Committee’s reasons for granting the Performance Options is discussed in our Compensation Disclosure and Analysis section above under the heading “Equity Compensation.”

At the Annual Meeting, you are being asked to approve the grants and material terms of the Performance Options, and related amendments to the 1999 Plan as described below, in order to satisfy the stockholder approval requirements under Code Section 162(m), so as to permit Phoenix to deduct under U.S. federal income tax law certain compensation amounts that may be paid under the Performance Options which might otherwise not be deductible. As discussed in more detail above in Proposal 4 under the heading “Code Section 162(m) Matters,” Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1 million to certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated officers. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m). Although Phoenix may generally grant performance-based options under the 1999 Plan that qualify for the exemption from the deduction limit under Section 162(m), certain restrictions under the 1999 Plan prevented us from doing so under the current stockholder-approved terms of that plan. Specifically, the 1999 Plan provides that grants are limited to a maximum of 125,000 shares to any individual during a fiscal year. Because Phoenix does not intend to grant additional options or other awards under the 1999 Plan if the 2007 Plan is approved by stockholders, we seek stockholder approval to increase the annual limit on the number of shares that may be granted to any individual under the 1999 Plan to 556,250 shares only for the limited purpose of these Performance Option grants. Stockholder approval of an amendment to the 1999 Plan to accommodate the Performance Option grants is also required under applicable NASDAQ rules.

In order to ensure that we approach our compensation process in an integrated fashion, and so as to involve our stockholders in that process, our Compensation Committee has chosen to make approval of the Performance Options contingent upon our also receiving stockholder approval of the 2007 Plan, as discussed in Proposal 4 above. Accordingly, if our stockholders do not approve the 2007 Plan under Proposal No. 4, we will treat this Proposal No. 6 as having also been rejected by our stockholders and the Performance Options will terminate in their entirety if not otherwise approved by our stockholders by October 5, 2008. In the event that both Proposal No. 4 and 6 are not approved by our stockholders, the 1999 Plan will continue to be available to us from which to grant options and other awards and executive officers will be eligible to receive options grants in the future under the current terms of that plan (including the 125,000 share annual option limitation described above). Any such additional option grants made to executive officers under the 1999 Plan under these circumstances will qualify as “performance-based compensation” to the extent the terms and circumstances surrounding such grants satisfy the requirements of Section 162(m). Similarly, if the 2007 Plan is approved by our stockholders, but the grant and material terms of the Performance Options are not approved, the Performance Options will terminate in their entirety if not otherwise approved by our stockholders by October 5, 2008, and our executives will be eligible to receive future equity grants from the 2007 Plan. Any such future equity award grants made to executive officers under the 2007 Plan will qualify as “performance-based compensation” to the extent the terms and circumstances surrounding such grants satisfy the requirements of Section 162(m).

Material Terms of Performance Options

The exercise price of each Performance Option is $8.52, which was the closing sale price of our common stock on October 5, 2007 as quoted on the NASDAQ Global Market. Although the terms of the Performance Options require continued service through the period that each portion of the award vests, these options vest upon achievement of certain stock price-related milestones rather than on a time-based vesting schedule.

Under the terms of each Performance Option, in the event the closing sale price of our common stock, as quoted on the NASDAQ Global Market, equals or exceeds one or more stock price thresholds for at least sixty (60) consecutive trading days (the “minimum trading period”), then twenty-five percent (25%) of the shares underlying such award will vest and become exercisable as a result of such stock price achievement as of the close of market on the 60th trading day, provided the executive remains an employee as of such date. The applicable stock price thresholds for which vesting may occur upon satisfaction of the minimum trading period requirement are as follows: $15.00, $20.00, $25.00 and $30.00 per share. In addition, if an executive’s Performance Option vests and becomes exercisable in whole or in part, the executive is required to hold the shares obtained from the exercise for a minimum of six (6) months before selling such shares; provided, that, the executive is permitted to immediately sell shares in connection with a cashless exercise without regard to the six month holding period to cover any tax obligations arising from the exercise.

In the event of a change of control of the Company, as defined in each executive’s Severance and Change of Control Agreement, if the price per share to be paid to our stockholders in connection with such transaction equals or exceeds one or more stock price thresholds for which the executive has not already received a vesting benefit attributable to satisfaction of the minimum trading period requirement described above, then twenty-five percent (25%) of the shares underlying a Performance Option will immediately vest and become exercisable with respect to each applicable stock price threshold that is less than or equal to the transaction price per share. Any portion of the options as to which the applicable stock price threshold has not been achieved, either prior to or as a result of the change of control, will terminate upon the closing of the transaction. The Performance Options are not eligible for vesting acceleration benefits that apply to the optionees’ other Company equity compensation awards under the terms of our change of control agreements and our 1999 Plan.

The Performance Options have a ten-year term, subject to their earlier termination upon certain events including the optionee’s termination of employment. Other than as described above, they are subject to the standard terms of our 1999 Plan and the standard form officer stock option agreement under such plan. As such, they are not transferable and are subject to proportionate adjustment as to the number of shares subject to the option and the applicable exercise price (as well as the stock price thresholds described above) in the event the Company undertakes a stock split, stock dividend and certain other corporate transactions affecting our capital stock. The optionees may pay the exercise price for the Performance Options using cash, shares of the Company’s common stock valued at fair market value on the exercise date, a cashless exercise, a reduction in the amount of any Company liability to the optionee, or any combination of the foregoing. In the event of a change of control of the Company, the Performance Options will be subject to the treatment generally applicable to other options outstanding under the 1999 Plan in that they may be assumed by an acquiror (solely with respect to shares that are already vested) or terminated in connection with the transaction.

In the event that any portion of the Performance Options terminate or expire for any reason without their having been exercised, the shares of Common Stock subject to the terminated options will become available for issuance under either the 1999 or, if it is approved by our stockholders, the 2007 Plan.

The following executive officers were awarded Performance Options in the amounts listed below:

Name and Position	Number of Shares

Woodson Hobbs	556,250
President and Chief Executive Officer
Richard Arnold	333,750
Chief Operating Officer and Chief Financial Officer
Dr. Gaurav Banga	235,000
Senior Vice President, Engineering and Chief Technology Officer
David Gibbs	125,000
Senior Vice President and General Manager, Worldwide Field Operations

Vote Required and Board of Directors’ Recommendation

Approval of the Performance Options requires the affirmative vote of the holders, each in person or by proxy and entitled to vote at the Annual Meeting, of at least (a) a majority of the shares of our common stock that are voting on this Proposal 6, and (b) a majority of the shares of our common stock that are voting on Proposal 4 above regarding the approval of our 2007 Equity Incentive Plan.

Because the Performance Options impacts each of the executive officers listed above, such executive officers has a personal interest in this proposal and its approval by our stockholders.

The Board of Directors Unanimously Recommends a Vote FOR
Approval of the Performance Options

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 1, 2007, with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director and Nominee of the Company, (iii) the Chief Executive Officer, the Chief Financial Officer and each executive officer included in the Summary Compensation Table on page 45 (collectively, the “Named Executive Officers”) and (v) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Phoenix Technologies Ltd., 915 Murphy Ranch Road, Milpitas, California 95035. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Amount and Nature of	Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership	Stock Outstanding(1)

Ramius Capital Group LLC(2)
666 Third Avenue 26th Floor New York, NY 10017	3,396,241	12.56%
Austin W. Marxe & David M. Greenhouse(3) 527 Madison Avenue, Suite 2600 New York, New York 10022	2,531,798	9.36%
Husic Capital Management(4) One Front St., 36th Floor San Francisco, CA 94111	1,593,100	5.89%
Woodson Hobbs(5)	1,145,800	4.24%
Richard Arnold(6)	600,000	2.22%
Gaurav Banga(7)	93,750	*
David Gibbs(8)	474,339	1.75%
Timothy Chu	—	*
Scott Taylor(9)	1,452	*
David Eichler(10)	—	*
Ira Scharfglass(11)	—	*
Dale Fuller(12)	56,000	*
Douglas Barnett(13)	40,000	*
Michael Clair(14)	57,000	*
John Mutch(15)	140,415	*
Richard Noling(16)	59,000	*
All current directors and executive officers as a group(17)	2,666,304	9.86%

*	Ownership is less than 1%

(1)	Based on 27,037,433 shares of Common Stock outstanding on November 1, 2007. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options that are exercisable within 60 days of November 1, 2007 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on information contained in a Form 4 filed on October 10, 2007 with the SEC by Ramius Capital Group LLC (“Ramius”) and the other reporting persons named therein, and includes all shares beneficially held by the group formed by such reporting persons (the “Ramius Group”). According to such Form 4, (i) Starboard Value and Opportunity Master Fund Ltd. (“Starboard”) had beneficial ownership and voting and dispositive control of 2,852,843 shares of the Company’s Common Stock, (ii) Parche, LLC (“Parche”) had beneficial ownership and voting and dispositive control of 543,398 shares of Common Stock, and (iii) (A) RCG Starboard Advisors, LLC (“RCG Starboard”), as the investment manager of Starboard and the managing member of Parche, (B) Ramius, as the sole member of RCG Starboard, and (C) C4S & Co., L.L.C. (“C4S”), as the managing member of Ramius, may each be deemed to have beneficial ownership and voting and dispositive control over the shares of Common Stock held by Starboard and Parche. In addition, Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss, as the managing members of C4S, may each be deemed to have beneficial ownership and share voting and dispositive control of the shares of Common Stock held by Starboard and Parche. Messrs. Cohen, Stark, Solomon and Strauss, RCG Starboard Advisors, Ramius and C4S disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.

(3)	Based on information contained in a Form 4 filed on August 22, 2007 with the SEC by Austin W. Marxe and David M. Greenhouse. According to the Form 4, Messrs. Marxe and Greenhouse share voting and investment control over the Common Stock owned by Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology II, L.P., respectively. The interest of Messrs. Marxe and Greenhouse in these shares of Common Stock are limited to the extent of each of their pecuniary interest.

(4)	Based on information contained in a Form 13F-HR filed on August 14, 2007 by Husic Capital Management for the three-month period ended June 30, 2007.

(5)	Includes 900,000 shares as to which Mr. Hobbs has the right to acquire beneficial ownership within 60 days of November 1, 2007 and 72,500 shares indirectly owned by Mr. Hobbs and held in trust for the benefit of his children.

(6)	Consists of 600,000 shares as to which Mr. Arnold has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(7)	Includes 68,750 shares as to which Mr. Banga has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(8)	Includes (i) 4,000 shares owned by the Gibbs Trust and held jointly by David and Afina Gibbs and (ii) 355,339 shares as to which Mr. Gibbs has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(9)	Mr. Taylor’s employment with the Company terminated in February 2007.

(10)	Mr. Eichler’s employment with the Company terminated in December 2006.

(11)	Mr. Scharfglass’s employment with the Company terminated in December 2006.

(12)	Includes 55,000 shares as to which Mr. Fuller has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(13)	Consists of 40,000 shares as to which Mr. Barnett has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(14)	Includes 40,000 shares as to which Mr. Clair has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(15)	Includes 40,000 shares as to which Mr. Mutch has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(16)	Includes 55,000 shares as to which Mr. Noling has the right to acquire beneficial ownership within 60 days of November 1, 2007.

(17)	Includes (i) 230,000 shares and (ii) 1,924,089 shares underlying options exercisable within 60 days of November 1, 2007, held by the Company’s current directors and executive officers, respectively. The holdings of Messrs. Hobbs, Arnold, Banga, Gibbs, Chu, Fuller, Barnett, Clair, Mutch and Noling are included in the calculation. The holdings of Mr. Taylor, Mr. Eichler and Mr. Scharfglass are excluded from the calculation.

REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis relates to:

•	the compensation earned by the named executive officers in the Summary Compensation Table set forth below during fiscal year 2007; and

•	the compensation that we expect to pay to our most senior executives during fiscal year 2008 and after.

Executive Compensation Overview

Our executive compensation program is designed to:

•	attract executives with the skills we need in order for the Company to achieve the business objectives we establish;

•	retain those executives who continue to perform at or above the levels of performance we expect from them; and

•	closely align the compensation of our executives with measurable aspects of the Company’s performance over the short term, and with total returns provided to the Company’s stockholders over the long term.

Our executive officers’ compensation currently has four primary components — base salary, incentive bonus awards, equity awards and other benefits. We establish our executive compensation at the levels we believe will enable us to hire and retain outstanding executives in a competitive environment and to reward them for their contribution to the Company’s overall business success. In addition, we provide our executive officers most but not all of the benefits that are available generally to all salaried employees of the Company in the U.S.

Our Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) reviews and approves the total compensation arrangements for our CEO and the other named executive officers.

The Committee conducts an annual evaluation and analysis of our executive compensation programs and practices to ensure that such programs are structured appropriately to achieve our compensation objectives. The Committee establishes the base salaries of the executive officers for the following fiscal year, reviews and approves any incentive bonus plans that apply to the executive officers, and considers and approves any grants of equity incentive compensation to the executive officers. The Committee also meets as required during the fiscal year to perform the same functions in connection with establishing compensation arrangements for any newly hired or promoted executive officer.

The Committee will from time to time engage an external compensation consulting firm to advise it and the Board on executive and equity compensation matters, as it did in connection with its annual review of executive compensation in fiscal years 2006 and 2007. (See “External Compensation Consultant”.) Management assists the Committee in screening and selecting the consulting firm. The selected consulting firm reports to the Committee.

Background of Compensation Philosophy

Phoenix has been undergoing a significant turnaround following a period of rapidly declining revenue and significant losses, which resulted in an almost total senior management change in the fall of 2006. Our compensation philosophy for fiscal year 2007 and for the next four years takes into account the unique circumstances of the Company and has been specifically designed to attract, retain and reward our new management team. The Committee has taken into consideration both the near-term difficulty of restoring health to the Company’s core business and the historic difficulty, as described below, of successfully moving beyond the constraints of the small global market for the Company’s basic product line, in order to meet the long-term stockholder value creation goals of the Company.

Phoenix created its business category, Core Systems Software (originally referred to as Basic Input-Output Systems or “BIOS”), approximately 25 years ago and still leads that category globally. However, since the total market for all independent core systems software vendors in the PC marketplace is currently estimated to be less than $200 million in sales revenues, other products are required in order to create meaningful increases in shareholder value. During the period from 1999 to 2006, a series of failed strategic initiatives to diversify the Company’s product offerings reduced Phoenix’s quarterly revenues by approximately 65% and led to losses in the three months ended June 30, 2006 of over $18.5 million on revenues of only $10.5 million.

In the fourth quarter of fiscal 2006, with quarterly revenue falling an additional $2.0 million, the Board recruited Woodson Hobbs who offered to bring to the Company a new core management team. Mr. Hobbs, along with members of this new team, had accomplished a substantial and successful turnaround at Intellisync Corporation, another publicly-held technology company. Mr. Hobbs was appointed President and Chief Executive Officer of the Company in September 2006, and was joined by Richard Arnold (currently Chief Operating Officer and Chief Financial Officer) later that month and Gaurav Banga (currently Senior Vice President, Engineering and Chief Technology Officer) the following month.

At the time of his appointment and with the help of his team, Mr. Hobbs outlined an aggressive five-year plan to restore health to the Company’s business and build a multi-product future. In fiscal 2007, the Company exceeded its revenue growth target, substantially decreased its operating expenses and commenced development of new products that the new management team believes can be sold through existing sales channels.

Compensation Philosophy and Policies

The Committee, in consultation with Messrs. Hobbs and Arnold, has established the following principles that guide the design of the Company’s compensation programs:

•	The value created in the business should be allocated among the stockholders, the directors and executives and the employees of the Company;

•	Since we operate a global technology business in which our executives and employees create value through the development and application of intellectual property, our compensation policies and practices should allocate value to executives and employees to enable the Company to attract and retain both exceptional leadership and outstanding personnel throughout the world;

•	Our compensation plans should establish, wherever possible, a direct link between the successful execution of our business strategies and the share of our overall economic results allocable to the executives responsible for that success;

•	Our compensation strategy should assist in building not only a sense of focus and urgency among our executives, but also a sense of ownership and responsibility that is shared by all employees.

In setting the compensation for each executive officer, the Committee considers:

•	the level of compensation paid to executive officers in positions of similar responsibility at other technology companies;

•	the responsibility and authority of each executive position relative to other positions within the Company;

•	the experience, skills and past accomplishments of each executive officer and the expectations we have for their future contributions to value creation within our enterprise; and

•	the performance of the executive team as a whole and the individual performance of each executive officer relative to the expectations we have established.

Our process for setting our CEO’s compensation does not differ materially from the process we use to establish the compensation of any other executive officer or non-officer employee, except that the comparison companies we use for establishing compensation levels for non-officer employees include several substantially larger local technology companies (such as Google, eBay or Intel) with whom we compete for mid-level management and for technical personnel, while the comparison companies we use for establishing CEO and other executive compensation are generally limited to software companies we consider similar to Phoenix in size and complexity.

The Committee and management believe that strong financial performance by Phoenix on a sustained basis is an effective means of enhancing long-term value creation for our stockholders. Thus, the Committee builds into the compensation structure for each executive officer certain incentives to achieve corporate goals. With respect to each of the primary components of total compensation specifically, this means:

•	Base salaries paid to executive officers are targeted to be at or near the top of the range for comparable public technology companies. (See “Peer Group Benchmarking” below.) Base salaries are established at the time an executive officer is hired and are reviewed annually, generally in the last quarter of each financial year. We may also review salaries in the event of a material change in an executive’s position, authority or responsibilities. We do not apply a set formula for establishing the proportion of compensation delivered in the form of salary.

•	Incentive bonus awards are structured to provide significant variability based on the achievement of financial goals, and to provide rewards for meeting and exceeding these goals. Incentive bonus awards are generally based on similar performance metrics for all members of the senior executive team but may also vary based upon achievement of corporate goals within the particular executive’s area of responsibility and scope of authority. We do not apply a set formula for establishing the proportion of compensation delivered as an incentive bonus, although target award levels are generally set as a percentage of salary ranging from 25% to 110% for the named executive officers. Our incentive bonus awards generally provide that performance above targets may deliver bonuses higher than the target bonuses; however the total potential bonus for each executive is generally capped at a specified limit ranging from 50% to 100% above the target bonus for that named executive officer;

•	Equity awards are structured to align closely the interests of the executives and our stockholders. We do not apply a set formula for establishing the proportion of compensation delivered in equity, although we do believe this should be a material aspect of total compensation and it therefore reflects a larger portion of our pay-for-performance program;

•	Other benefits, such as those contained in our 401(k) plan and our health and life insurance programs, are generally available to executive officers on the same terms as all Company employees; however we do not allow our executive officers to participate in our Employee Stock Purchase Plan. The cost of the benefits provided to our executive officers constitutes only a very small percentage of each named executive officer’s total compensation. (See “Elements of Compensation” below.)

The Committee does not specifically evaluate the internal pay relationship among the executives and other employees when setting executive cash compensation, or the multiples by which a named executive officer’s cash compensation is greater than that of non-executive employees.

External Compensation Consultant

As described above, the Committee will retain an external compensation consulting firm from time to time to assist in the review and analysis of current market data for both cash and equity compensation, as well as market data for certain terms and provisions in executive employment-related agreements. In considering the initial and ongoing engagement of a consultant, the Committee considers multiple factors, including:

i) whether the consultant is capable of providing opinions and analyses of the Company’s compensation programs independent of management;

ii) whether the consultant is able to support the administrative process necessary to complete the annual compensation policy review, including whether the Compensation Committee would have adequate opportunity to consider all appropriate issues before decisions are required; and

iii) whether the consultant can make clear recommendations with respect to:

•	the selection of an appropriate group of peer companies and benchmark data in regard to compensation practices at those companies;

•	the relevance and weaknesses of peer groups and benchmarks;

•	the trends and best practices in compensation program design, administration and disclosure;

•	the tax and accounting impacts of various compensation programs we may consider; and

•	the effectiveness of current and past compensation programs.

In December 2005, the Committee retained the services of Compensia Inc. as its external consultant to assist it in establishing the compensation levels for the Company’s then-current executive officers. In the fourth quarter of fiscal 2006, the Committee retained the services of Compensia Inc. to assist it in the establishment of compensation and other terms of employment for the Company’s new senior management team (Messrs. Hobbs, Arnold and Banga). The compensation programs applicable to each of the named executive officers for fiscal year 2007 were established during these processes.

Changes in the membership of the Company’s Board of Directors during fiscal year 2007 included the departure of all former members of the Committee and the appointment to the Committee of new members of the Board. In August 2007, the newly constituted Compensation Committee delegated to management the selection of an external compensation consultant and accepted management’s recommendation to retain the services of Watson Wyatt Worldwide, Inc. to assist it in its review of executive compensation programs for fiscal year 2008 and beyond. In the future, the Committee intends to rely less on management and be more directly involved in selecting the external compensation consultant. The Committee will re-assess each year the independence of the consultant with the intention of continuing any current engagement or entering into a new engagement with a compensation consultant depending upon the Committee’s assessment of the consultant’s ability to provide independent compensation information and advice.

Role of CEO and Other Named Executive Officers in Establishing Compensation

Our CEO plays a significant role in the compensation-setting process. The key aspects of Mr. Hobbs’ role are:

•	evaluating the performance of the rest of the executive team;

•	establishing business performance targets and objectives; and

•	recommending salary levels, incentive bonus programs and equity awards.

The Committee considers, but is not bound to and does not always accept, the CEO’s recommendations with respect to executive compensation. The Committee also typically seeks input from its external compensation consultant and other outside members of the Board of Directors prior to making any final determinations.

Mr. Hobbs participates in certain Committee meetings, at the Committee’s request, to provide background information concerning the Company’s strategic objectives, his evaluation of the performance of the other executive officers, and compensation recommendations for the other executive officers. Besides the CEO, the Committee on occasion meets with certain other executives, including our Chief Operating Officer and Chief Financial Officer, Mr. Arnold, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Messrs. Hobbs and Arnold may also meet with the Committee’s external consultant during these processes.

While the Committee may discuss Mr. Hobbs’ or Mr. Arnold’s compensation packages with them, it meets in executive session without them present to determine their compensation. The other named executive officers do not play a role in their own compensation determination, other than participating in an annual evaluation process with our CEO.

Peer Group Benchmarking

The Committee, in consultation with its external compensation consultant, periodically reviews the Company’s peer group and benchmarking methodology to ensure that the current business environment and expectations are factored into how the Company’s compensation programs are established. As part of each compensation review process, the Committee identifies a group of similar sized technology companies with which the Committee believes is appropriate to compare Phoenix in determining the compensation for executive talent.

The Committee’s compensation consultant provides the Committee with available data on executive compensation levels and practices as reported in established surveys of executive compensation, as well as the publicly reported data for specific, comparable companies in our peer group. In addition, the compensation consultant provides data with respect to compensation levels and practices applicable to executives holding comparable positions in the broader high-technology market.

Fiscal 2006

During its review of executive compensation in December 2005, which established compensation for one of our current named executive officers, David Gibbs (Senior Vice President and General Manager, Worldwide Field Operations), the Compensation Committee (working with its compensation consultant Compensia) identified a peer group consisting of 16 companies nationwide that included software and other revenue peers with revenue ranges of between $56 million and $243 million. Those companies were:

Actuate	Micromuse
Advent Software	Napster
Agile	OpenTV
Bottomline Technologies	Secure Computing
Blackbaud	Serena Software
Embarcadero Technologies	Sonic Solutions
Intellisync	Vignette
Macrovision	Websense

Fiscal 2007

In establishing the compensation and employment terms for Messrs. Hobbs, Arnold and Banga for fiscal year 2007, the Committee (working with Compensia) utilized data from the 16 companies above, but also identified an additional group of 14 companies nationwide that included software and other similar companies with revenue ranges of between $17 million and $87 million who had recently hired a new CEO. Those companies were:

Authenticate Holdings Corp	OpenTV
Callidus Software	Quovadx
Caminus	Raindance Communications
Concurrent Computer	Selectica
Intermix Media	Somera Communications
Looksmart	Staktek Holdings
Onyx Software	Tumbleweed Communications

In addition, the Committee identified a list of 12 larger software companies in order to consider various provisions of employment contracts for CEOs specifically applicable in the event of a change of control of the

Company. These companies were not identified as peers of Phoenix, but as representative of current practices in executive contractual terms. Those companies were:

Adobe	McAfee
Autodesk	Novell
BMC Software	Sybase
Cadence Design	Symantec
Compuware	Synopsis
Intuit	Verisign

Fiscal 2008

During its review of executive compensation in August and September of 2007, which established compensation for our most senior named executive officers for fiscal year 2008 and beyond, the newly-constituted Compensation Committee (working with Watson Wyatt Worldwide), conducted a review of the current business of Phoenix and established new criteria for the selection of peer companies which it felt more closely matched the current scale and complexity of the Company. Utilizing these new criteria, the Committee identified a new peer group consisting of 21 companies nationwide that included software and other revenue peers with revenue ranges of between $45 million and $104 million. Those companies were:

Accelerys	Majesco Entertainment Co
Adept Technology	Moldflow Corp
Ansoft Corp	Netscout Systems
Applix	Smith Micro Software
Callidus Software	Supportsoft
Captaris Inc.	Synchronoss Technologies
Chordiant Software	Taleo Corp
Digimarc Corp	Tumbleweed Communications
Entrust Inc.	Visual Sciences
Eresearch Technology	Vital Images
Interactive Intelligence

These changes in our peer group selection criteria resulted in the replacement of all of the peer companies from the group used in setting the compensation for continuing executives in fiscal year 2007, a significant reduction in the average revenue of the peer group and the expansion of the peer group from 16 to 21 companies. Market data with respect to this peer group has been used to set our executive compensation programs for fiscal year 2008.

Relative Positioning

Prior to the arrival of the new core management team and the subsequent changes to the composition of the Board of Directors, the Committee believed in creating a pay-for-performance culture at the Company while setting total compensation levels at approximately the 60th percentile level when compared to similar companies.

During August and September of 2006, while recruiting the current management team, the Committee concluded that it was in the best interest of the Company’s stockholders to increase the level of total compensation for the most senior executives above the previously determined percentile level in order to attract a management team capable of addressing the Company’s considerable challenges. While the newly-constituted Committee also believes strongly in creating a pay-for-performance culture at the Company, it interprets this to include providing market awards when the Company meets market levels of performance while paying above market when it is necessary to attract or retain leadership capable of addressing the Company’s needs or when the Company’s performance exceeds that of comparable companies.

The Committee does not have an established formula for the mix of salary, incentive bonuses and equity compensation, although the intent is that when the Company is achieving aggressive business objectives and exceeding the performance of comparable companies, the total compensation will reflect an allocation of the economic rewards to management and will therefore fall at the higher end of the range of total compensation for executives at comparable companies. Also, while we do not believe that it is appropriate to establish compensation levels primarily based on benchmarking, we believe that information regarding pay practices at other companies is useful because we recognize that our compensation practices must be competitive in the marketplace and because we consider this marketplace information along with many other factors in attempting to ensure the reasonableness of our compensation decisions.

The compensation strategy we have used for fiscal year 2007 as well as for fiscal year 2008 and beyond is to attract and retain an exceptional executive team by setting their base pay and total cash compensation near the highest levels (i.e. between the 80th and 100th percentile) among our peer group. In making the determination that this strategy is appropriate to apply for fiscal year 2008 and beyond, the Committee has taken into account the performance of our new management team during fiscal year 2007, the significant growth and other performance improvements we expect them to deliver during fiscal year 2008 and the aggressive goals we have established with them for longer term shareholder value creation.

Cash-Based Compensation

Salaries

In establishing the initial base salaries for the executive officers, the Committee considers comparative data from our peer group of companies, as well as each individual executive’s performance, qualifications, experience and level of responsibility. Base salaries for the executives are reviewed annually by the Committee and may be adjusted in accordance with certain criteria, including such factors as individual performance, the functions performed by the executive, the scope of the executive’s on-going responsibilities, general changes in industry compensation for comparable positions, and our financial performance generally. The weight given to each factor by the Committee may vary for each individual. Messrs. Hobbs and Arnold participate in setting salaries and criteria as described above.

Review of Salaries for Fiscal Year 2007

The base salaries of each of the members of the new management team recruited in September and October 2006 were established by the Committee during the recruiting process described above. The base salary for Mr. Gibbs, who is the only executive officer from the former management team who is still with the Company, was established during the Committee’s regular review of executive officer compensation in December 2005, based on recommendations from the Committee’s external consultant (which at that time was Compensia) and the former CEO of the Company.

The table below shows the base salary applicable in fiscal year 2006 for Mr. Gibbs, the starting base salaries for each of the named executive officers for fiscal year 2007, and the changes in base salary that occurred during fiscal year 2007:

		Added		Base Salary at	Base Salary
	Position at Start	Responsibilities	Base Salary	Start of Fiscal	Change
Name	of FY2007	During FY2007	for FY2006 ($)	Year 2007 ($)	in FY2007

Woodson Hobbs	President and CEO	—	—	420,000	None
Richard Arnold	Executive VP, Strategy and Corporate Development	Named CFO(1)	—	295,000	None
Gaurav Banga	Chief Technology Officer	Engineering and Product Management	—	250,000	None
David Gibbs	Senior VP and General Manager, Worldwide Field Operations	—	270,000	270,000	None
Timothy Chu(2)	VP, General Counsel and Secretary	—	—	200,000	None

(1)	At the beginning of fiscal year 2008, Mr. Arnold’s title was changed to Chief Operating Officer and Chief Financial Officer.

(2)	Mr. Chu joined the Company in April 2007.

Review of Salaries for Fiscal Year 2008

Mr. Hobbs made no recommendation to the Committee in respect of his own base salary for fiscal year 2008. In reviewing Mr. Hobbs’ salary for fiscal year 2008, the Committee assessed the competitiveness of the Company’s current CEO cash compensation relative to that of chief executive officers in the Company’s selected peer group of companies, and noted that Mr. Hobbs’ salary for fiscal year 2007 was in the high end of the range (i.e., above the 90th percentile). In keeping with our goal of targeting base pay at or near the top end of this range in order to retain talented leaders, and taking into account Mr. Hobbs’ performance during fiscal year 2007, the Committee determined that it was appropriate to continue Mr. Hobbs’ base salary at its current level for fiscal year 2008.

Mr. Hobbs made recommendations to the Committee in respect of the base salaries for fiscal year 2008 for each of the other named executive officers. In reviewing the salaries of the other named executive officers, the Committee performed a similar review as to that described above and accepted each of Mr. Hobbs’ recommendations as follows:

•	Although Mr. Arnold’s base salary exceeds the base salary (i.e., above the 100th percentile) of the CFO at all of the peer group companies, his responsibilities at Phoenix are considerably greater than those typically handled by CFO’s at smaller, public technology companies and his performance during fiscal year 2007 has exceeded expectations; it is therefore appropriate to continue his base salary at its current level for fiscal year 2008 (Mr. Arnold’s title was changed to Chief Operating Officer and CFO to more accurately reflect his roles and responsibilities within the Company);

•	Mr. Banga’s base salary for fiscal year 2007 fell only at the median base salary (i.e., 50th percentile) for CTO’s within our peer group of companies, and in light of the fact that Mr. Banga’s responsibilities had increased substantially subsequent to the determination of his current salary and that his performance during fiscal year 2007 has exceeded expectations, it is therefore appropriate to increase his base salary from $250,000 to $275,000 per annum for fiscal year 2008; and

•	Although Mr. Gibbs’ base salary exceeds the base salary (i.e., above the 100th percentile) of the most senior sales executive at any of the peer group of companies, his performance during fiscal year 2007 has exceeded expectations and it is therefore appropriate to continue his base salary at its current level for fiscal year 2008.

The Committee chose not to review the base salary of Mr. Chu, who had only recently joined the Company.

Incentive Bonus Awards

Our executive officers are eligible to participate in an incentive bonus award program. The Committee believes that incentive bonus awards serve to motivate our executive officers to meet performance goals set by the Board and the Committee and to fairly reward them for doing so. The Committee establishes the goals for the incentive bonus award program based on the annual operating plan approved each year by the Board of Directors, to ensure alignment of business goals and priorities.

In establishing the initial incentive bonus award targets for the executive officers, the Committee considers comparative data from our peer group of companies, as well as each individual executive’s performance, qualifications, experience and level of responsibility. Incentive bonus award targets for the executives are reviewed annually by the Committee and may be adjusted in accordance with certain criteria, including such factors as individual performance, the functions performed by the executive, the scope of the executive’s on-going responsibilities, general changes in industry compensation for comparable positions, and our financial performance generally. The weight given to each factor by the Committee may vary for each individual. Messrs. Hobbs and Arnold participate in setting bonus targets and criteria as described above.

Criteria for Fiscal Year 2007

In September 2006, the Committee approved management’s proposal that payment of incentive bonus awards in fiscal year 2007 to the CEO, the other executive officers and all other eligible employees would be based on the Company’s performance against its Board-approved fiscal year 2007 revenue objective.

During the Committee’s evaluation of alternatives for incentive bonus criteria for fiscal year 2007, it determined that the Company’s ability to create long-term value for shareholders would be principally determined by whether the new management team was able to rapidly restore the Company’s revenues to a level sufficient to enable the Company to continue operating as a global leader in its industry. For this reason, the Committee and management believed that the use of GAAP revenue as the single criteria for incentive bonus awards for fiscal year 2007 for all named executive officers and other eligible employees was in the best interests of shareholders.

Accordingly, the Committee determined that actual incentive bonus awards payable for fiscal year 2007, if any, would vary depending on the extent to which the Company’s final audited GAAP revenue for fiscal year 2007 met, exceeded or fell short of the Company’s revenue objective for the fiscal year as reflected in the Company’s Board-approved annual operating plan. In addition, the Committee retained discretion to modify the incentive bonus awards that would be payable to executive officers or to adjust the revenue target in the event it subsequently determined it was reasonable to do so.

The Committee deemed the fiscal year 2007 revenue objective to be a realistic, though relatively difficult, target to achieve, with more risk for underperformance than opportunities for achievement or overachievement in light of the numerous challenges facing the new management team. (See “Underpinnings of Compensation Philosophy.”) The Committee determined that achievement of the revenue objective would require exceptional execution of the turnaround plan formulated by the new management team.

Bonus Targets for Fiscal Year 2007

The target incentive award percentages for each of the members of the new management team recruited in September and October 2006 were established by the Committee during the recruiting process described above. For the executive officers continuing from fiscal year 2006, the Committee left unchanged the target percentages that had been in effect in fiscal 2006. Under the terms of Mr. Hobbs’ offer letter, which was approved by the Committee and the Board in September 2006, the Company guaranteed Mr. Hobbs a minimum incentive bonus for fiscal year 2007 of 50% of his target bonus for the year. In accordance with the terms of the offer letter, Mr. Hobbs was paid half of his target bonus for fiscal 2007, or $157,500 (the “Prepayment”), upon the commencement of his employment with the Company in September 2006 and it was agreed that any bonus earned by Mr. Hobbs during fiscal year 2007 would be net of the Prepayment.

Under the terms of the fiscal 2007 bonus plan, no bonus is payable if the Company achieves less than 80% of the revenue target for the year and, in the event performance exceeded the established revenue objective, the maximum incentive bonus payment that each executive officer could earn for the year would be 200% of his target bonus. The following table shows the target and maximum fiscal year 2007 incentive bonus awards that the Committee established for each named executive officer who is still with the Company:

					Maximum
		Bonus Target as			Bonus as
	Base Salary for	Percent of Base	Target		Percent of	Maximum
Name	Fiscal 2007 ($)	Salary (%)	Bonus ($)		Target (%)	Bonus ($)

Woodson Hobbs	420,000	75	315,000	(1)	200	630,000	(1)
Richard Arnold	295,000	75	221,250		200	442,500
Gaurav Banga	250,000	50	125,000		200	250,000
David Gibbs	270,000	110	297,000		200	594,000
Timothy Chu(2)	200,000	25	50,000		200	100,000

(1)	Includes Prepayment of $157,500.

(2)	Mr. Chu joined the Company in April 2007 and all amounts in this table relating to his compensation have been annualized.

In April 2007, as a result of unusual market circumstances, the Company determined that it could no longer rely on customer forecasts of future use of the Company’s products and that it was therefore no longer appropriate to include customer forecasts of future period consumption in current period revenue. This determination resulted in a Board-approved recalculation of the Company’s target revenue for fiscal year 2007 to that which would have applied had this change in accounting methodology been anticipated during the original planning process, but without changing any other assumption in the previously-approved fiscal 2007 annual operating plan. Since the fiscal 2007 bonus plan was based on the fiscal year 2007 revenue target, the Committee considered and approved a management proposal to apply the adjusted revenue target to the bonus plan.

Bonus Payouts for Fiscal Year 2007

Following the conclusion of each of the first three quarters of fiscal year 2007, the Committee reviewed the Company’s year-to-date performance relative to its interim revenue targets as reflected in the approved annual operating plan and also reviewed management’s updated full year revenue expectations relative to the full year revenue target. Since at each such measurement point during fiscal year 2007 the Company was exceeding the interim revenue targets, the Committee approved interim payments to the named executive officers against their fiscal year 2007 target incentive bonuses. Each of these quarterly payments was set at only 80% of the target quarterly bonus for each executive, despite the Company having exceeded its interim revenue targets at each such measurement point. As a result of the Prepayment described above, Mr. Hobbs received no such interim payments after either the first or second fiscal quarter, and received a reduced payment after the end of the third fiscal quarter.

Following the end of fiscal year 2007, the Committee reviewed the Company’s full fiscal year performance against the revenue target for the year and determined that the Company had overachieved its annual target (adjusted as described above). Consequently, the Committee approved bonus payouts to the named executive officers who are still with the Company equal to 128% of each such executive’s bonus target for the year (net of the interim payouts and the Prepayment already made as described above), in accordance with the terms of the fiscal year 2007 bonus plan.

The bonus payouts earned by each of the named executive officers during fiscal year 2007 under our incentive bonus award program are set forth below in the Summary Compensation Table.

Criteria for Fiscal Year 2008

In September 2007, management proposed and the Committee evaluated and approved new criteria for the payment of incentive bonus awards for fiscal year 2008 to our executive officers (including our CEO) and other eligible employees, which are to be based on the Company’s performance against its financial objectives for fiscal year 2008.

During the Committee’s evaluation of alternatives for incentive bonus criteria for fiscal year 2008, it noted that the Company’s Board-approved annual operating plan for fiscal year 2008 included a substantial growth in target revenues over the full-year revenue anticipated for fiscal year 2007. The Committee also noted that some of management’s accomplishments during fiscal year 2007, including the entry into sizeable volume purchase agreements (“VPA”) with certain of our customers, and the amount by which quarterly revenue had already grown during fiscal year 2007, were likely to reduce the risk of substantial underperformance against the fiscal year 2008 revenue goal. However the Committee also determined that the long-term value to shareholders would continue to be heavily impacted by the Company’s progress towards its aggressive long-term revenue objectives, and therefore concluded that it remained appropriate for the incentive bonus award criteria to be principally based on the achievement of fiscal year 2008 revenue targets.

Accordingly, the Committee determined that a significant portion of the actual incentive bonus awards payable for fiscal year 2008, if any, would vary depending on the extent to which the Company’s final audited GAAP revenue for fiscal year 2008 met, exceeded or fell short of the established corporate revenue objective for fiscal year 2008 as reflected in the fiscal 2008 annual operating plan approved by the Board.

Additionally, the Committee noted that management had recently announced its intention to launch certain new products and other engineering initiatives which had the potential to generate substantial value for the Company over the long-term but which also had the potential to give rise to cost overruns and related reductions in targeted operating earnings over the short-term. As a result, the Committee determined the other incentive bonus award criteria should be based on operating earnings. After discussions with management, the Committee determined that it was appropriate to base a portion of the incentive bonus program on a non-GAAP measure of earnings, calculated before stock-based compensation expense, restructuring charges, interest, taxes and other costs.

Accordingly, the Committee determined that a second portion of the actual incentive bonus awards payable for fiscal year 2008, if any, would vary depending on the extent to which the Company’s final non-GAAP earnings as described above for fiscal year 2008 met, exceeded or fell short of the established corporate objective for such non-GAAP earnings for fiscal year 2008 as reflected in the fiscal 2008 annual operating plan approved by the Board. The Committee retained discretion to modify the incentive bonus awards that would be payable to executive officers or to adjust the revenue or earnings targets in the event it subsequently determined it was reasonable to do so.

Bonus Targets for Fiscal Year 2008

In setting the individual target bonuses for each executive officer for fiscal year 2008, the Committee considered a number of factors including:

(i) the target bonuses which had applied for fiscal year 2007;

(ii) the performance of each executive during fiscal year 2007

(iii) the Committee’s expectations for the performance of each executive during fiscal year 2008;

(iv) the impact an executive’s performance is likely to have on the Company’s success at reaching its revenue and earnings targets;

(v) inputs provided by the Committee’s compensation consultant in respect of incentive programs at the selected peer group of companies; and

(vi) the other elements of each executive’s overall compensation plan.

Following an analysis of all these factors and discussions with its consultant and with management, the Committee left unchanged for fiscal year 2008 the target incentive bonus award percentages for each named executive officer that had applied during fiscal year 2007, with the exception of Mr. Banga’s target percentage. The Committee accepted Mr. Hobbs’ recommendation that, in light of Mr. Banga’s responsibilities increasing significantly since his original target was set and the likelihood that his performance during fiscal year 2008 would have a greater overall impact on the Company’s achievement of its longer term objectives, Mr. Banga’s target bonus percentage be increased from 50% to 75% of base salary. The Committee rejected a similar recommendation from Mr. Hobbs with respect to Mr. Arnold’s incentive bonus target.

Additionally, the Committee rejected Mr. Hobb’s recommendation that the maximum potential incentive bonus award for overachievement of targets to remain unchanged at 200% of the target bonus for each executive. Following a review of data provided by the Committee’s compensation consultant, consideration of all other elements of executive compensation and discussions with the consultant, the Committee decided to (i) reduce the maximum for the revenue-based portion of the incentive bonus award for each executive from 200% to 150% and (ii) allow the maximum for the earnings-based portion of the incentive bonus award to be 200%.

The following table shows the target and maximum incentive bonus awards that the Committee established for each named executive officer for fiscal year 2008, as well as a comparison to the maximum bonus each could have earned during fiscal year 2007:

		Bonus Target		Maximum	Maximum	Maximum
	Base Salary	as Percent		Bonus as	Bonus for	Bonus for
	for FY	of Base	Target	Percent of	FY 2008	Fiscal
Name	2008 ($)	Salary (%)	Bonus ($)	Target (%)	($)	2007 ($)

Woodson Hobbs	420,000	75	315,000	162.5	511,875	630,000
Richard Arnold	295,000	75	221,250	162.5	359,531	442,500
Gaurav Banga	275,000	75	206,250	162.5	335,156	250,000
David Gibbs	270,000	110	297,000	162.5	482,625	594,000
Timothy Chu	200,000	25	50,000	162.5	81,250	100,000

Equity-Based Compensation

As stated above, we believe that there should be an allocation of the value created in the business among the stockholders, the directors and executives and the employees of the Company. In connection with this philosophy, our compensation program is designed to include the provision of equity interests to our executives so as to closely align a substantial proportion of the total compensation of our executives with the total returns provided to the Company’s stockholders over the long term.

Under plans approved by our stockholders, our executive officers are eligible to receive equity awards either through grants of options to purchase stock in the Company or through grants of restricted stock or other equity interests in the Company. The Company believes that equity awards serve to motivate our executives to meet performance goals set by the Board and the Compensation Committee and to fairly reward them for doing so. The Committee also believes that by providing for time-based vesting of equity interests, our equity programs serve not only to help us to retain talented executives but also to motivate executives to take a longer term perspective when making decisions that effect shareholder value.

In establishing equity awards for executive officers, the Committee considers the comparative data from our peer companies described above as well as each individual executive’s performance, qualifications, experience and level of responsibility. Equity awards for executives are generally initially determined by the Committee and granted on the date of hire of senior executives, are reviewed annually by the Committee and may be adjusted from time to time by the Committee and the Board in accordance with certain criteria, including such factors as individual performance, the functions performed by the executive, the scope of the executive’s on-going responsibilities, general changes in industry equity compensation practices for comparable positions, and our financial performance generally. The weight given to each factor by the Committee may vary for each individual. Management participates in the design of equity programs as described above

Equity Granting Guidelines

The CEO has the delegated authority by the Board to approve non-executive officer new-hire grants for amounts up to 20,000 shares. All other non-officer equity grants must be approved by both the CEO and a designated member of the Committee. Grants to existing and new executive officers must be approved by the Committee.

In keeping with corporate governance best practices, the Committee has recently established Equity Granting Guidelines regarding the procedural aspects of granting and processing equity awards. These guidelines in large part document practices that have already been established by the Company. Under the guidelines, all equity grants are made on the 10th day of each month (or the first trading day after that date if the 10th in any particular month is not a trading day), which is in accordance with the past practice of the Company of generally approving equity awards on a consistent date from month to month. The Committee reserves the right to approve awards to existing and new-hire executive officers on days other than the 10th of the month. Equity awards are not deliberately timed to precede or follow the release of material nonpublic information in a manner that could be expected to benefit the recipient of the award.

In addition, in accordance with past practice, the guidelines provide that the exercise price for stock option awards must be the fair market value on the date of grant, which is the closing price of the Company’s stock as reported on the NASDAQ Global Market on the date of grant.

Stock Options

Options to purchase Company stock may be granted to executive officers by the Committee either under the Company’s 1999 Stock Plan or other similar plans approved by our stockholders from time to time or, on exceptional occasions, under a plan established by the Board at the time of recruitment of a new senior executive for which we are not required to obtain stockholder approval. Initial option grants typically are subject to time-based vesting provisions, with 25% of the grant vesting on the first anniversary of the grant date and monthly or quarterly vesting after that date so that full vesting occurs on the fourth anniversary of the grant date. Follow-on option grants are also typically subject to time-based vesting provisions, with monthly or quarterly vesting from the date of grant so that full vesting occurs on the fourth anniversary of the grant date.

At the beginning of fiscal year 2007, Mr. Gibbs and other named executive officers continuing from fiscal 2006 held various stock options granted at different times and at different exercise prices over the course of their prior service with the Company. The size of each of these grants was determined by the Committee at the time of each such grant in accordance with the compensation practices followed by the Company at that time. With respect to the new management team, Messrs. Hobbs and Arnold were each granted stock options, for 900,000 shares and 600,000 shares, respectively, at the time of their recruitment in September 2006 under new stand-alone option plans approved by the Board and for which stockholder approval was not required. Mr. Banga was granted a stock option to purchase 275,000 shares at the time of his recruitment in October 2006 under the 1999 Stock Plan. At the time of each such grant, the Committee was provided with advice and comparative information by Compensia, the Committee’s compensation consultant at the time. The Committee considered a number of other factors in determining these equity awards, including the background and experience of the proposed new executives and the considerable risk each proposed executive was taking by joining the Company during a time when it was the subject of an unsolicited takeover offer from a shareholder and was suffering rapidly declining revenues and substantial operating deficits.

Mr. Chu was granted a stock option to purchase 100,000 shares under the 1999 Stock Plan at the time of his recruitment in April 2007. Due to the relatively small size of Mr. Chu’s grant compared to those made to the other named executive officers, the Committee did not feel it was necessary to seek advice from an external consultant prior to approving this grant.

Our Equity Model

In March 2007, in connection with management’s annual review of compensation for all Company employees other than executive officers, the Company undertook a thorough review of the equity-based compensation for all employees. This review was conducted by the management team without significant involvement by the Committee; however, all equity grants made to employees as a result of the review were authorized by the Committee. During this review, the new management team determined that, prior to its arrival, the Company apparently had no consistent and integrated set of policies governing the issuance of equity awards to employees. This inconsistency, over the course of many years, resulted in a situation where there was no apparent direct linkage between the equity interests of individual employees and the contribution each individual was able to make to long-term value creation for shareholders.

Consequently, the new management team developed a comprehensive model for equity participation based on the philosophies and objective described below, to be applied across the entire workforce (excepting only employees in the People’s Republic of China where equity ownership is not a component of compensation), in order to provide all eligible employees with an appropriate equity stake in the Company.

Central Philosophy of Our Equity Model

The guiding philosophy for the design of the equity ownership model is that all employees have an opportunity to create value for shareholders and should have an incentive reward for doing so, consisting of a stake in the equity of the Company. Since we believe that the greatest potential for impact on shareholder value creation is held by the most senior levels of management, and that each lower level of employment has lower potential to contribute value, we believe that equity interests should be structured accordingly.

We also believe that equity value contribution generally occurs over time and that it is therefore in the interests of the Company and its shareholders to retain employees for multiple years of service and that time-based vesting of stock options is one of the best ways of achieving this result. As options vest, we believe that those specific options constitute a compensation for services rendered during the vesting period, and therefore no longer constitute either a component of compensation for future services or an incentive for further retention.

Factors of Our Equity Model

In developing our model for value sharing through equity, the new management team considered many factors including:

(i)	information regarding the size of stock option programs at other technology companies;

(ii)	information regarding the benchmarks currently being used by institutional investors and their advisors as to appropriate levels of stock option “burn rates” for small technology companies;

(iii)	the global competition for talent in the technology industries;

(iv)	the importance of motivating and rewarding exceptional creativity and innovation in the creation of valuable intellectual property;

(v)	the aggressive long term goals the new management teams has established for the Company, which includes reaching a billion dollars in market capitalization by 2011; and

(vi)	the expectations for long-term returns which we believe are held by investors in smaller technology companies.

Stock Option Grants during Fiscal Year 2007

In connection with the annual review of equity-based compensation described above, and after taking into account all existing options held by each employee and applying the desired outcomes described above, management recommended, and the Compensation Committee authorized, stock option grants to every eligible employee of the Company. No named executive officer was eligible for compensation adjustment or for any additional equity grants during this review of non-executive employees.

Proposed Fiscal Year 2008 Performance-based Option Grants

Pursuant to the above goals and philosophies, on October 5, 2007, the Committee approved certain performance-based stock option grants to Messrs. Hobbs, Arnold, Banga and Gibbs. These options are subject to stockholder approval and are further described in Proposal No. 6 of this Proxy Statement. (See “Proposal No. 6 — Approval of Certain Performance-Based Options under the 1999 Plan”)

In reviewing the performance-based grant proposal from management, the Committee, with the assistance of its compensation consultant, Watson Wyatt Worldwide, considered:

(i) the central philosophy and overall objectives of the Company’s equity model;

(ii) the long-term objectives of the Company as developed by management;

(iii)	the business results which it believes would be necessary to achieve these long-term objectives and the difficulty of achieving such results;

(iv)	the current vested and unvested equity interests in the Company held by each of the current named executive officers;

(v) the consistency of the proposal with the Company’s overall executive compensation program;

(vi) the tax and accounting implications of performance-based options; and

(vii) alternative methods of implementing the Company’s overall executive compensation program.

Based on the Company’s current business and growth plans, the Committee intends for these performance-based grants to replace entirely any additional option awards that might have been provided to the executive officers over the next four years to “refresh” existing options or restricted shares which vest over this time period. However, the Committee will re-examine the need for additional equity awards to the executive officers if there are any material changes to the Company during this period (e.g., early achievement of current goals, a significant change in the size or scope of the current business as a result of acquisitions, etc.).

Restricted Stock

Restricted stock grants may be made to executives with the approval of the Committee either under the 1999 Stock Plan or other similar plans approved by our stockholders from time to time or, on exceptional occasions, under a plan established by the Board at the time of recruitment of a new senior executive for which we are not required to obtain stockholder approval. Restricted stock grants require no payment by the executive to the Company and are typically granted subject to time-based vesting provisions, with 50% of the grant vesting on the second anniversary of the date of grant and quarterly or semi-annual vesting after that date so that full vesting occurs on the fourth anniversary of the date of grant.

At the beginning of fiscal year 2007, Mr. Gibbs held shares of restricted stock which had been granted at different times over the course of his prior service with the Company. The size of each of these grants was determined by the Committee at the time of each such grant in accordance with the compensation practices followed by the Company at that time. In January 2007, the Committee approved a grant of 50,000 shares of restricted stock to Mr. Gibbs to balance his equity holdings with the other senior executive officers and provide additional retention incentive.

Mr. Hobbs was granted 100,000 shares of restricted stock at the time of his recruitment in September 2006 under the 1999 Stock Plan, and Mr. Banga was granted 25,000 shares of restricted stock at the time of his recruitment in October 2006 under the 1999 Stock Plan. At the time of each such grant, the Committee was provided with advice and comparative information by the Committee’s compensation consultant at the time, Compensia. The Committee considered a number of other factors in determining these equity awards including the background and experience of the proposed new executives and the considerable risk each proposed executive was taking by joining the firm during a time when it was the subject of an unsolicited takeover offer from a shareholder and was suffering rapidly declining revenues and substantial operating deficits.

Other Elements of Compensation

The named executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans; and the Company’s 401(k) plan, in each case on the same basis as other employees. The executive officers do not, however, participate in the Company’s Employee Stock Purchase Plan (ESPP), the terms of which give the Board the option to exclude executive officers from participation. The Company offers matching contributions to all participants in the 401(k) plan up to an annual amount of $3,000.

Severance and Change of Control Agreements

We provide separation benefits in order to remain competitive in attracting and retaining talented executives. (See “Employment Contracts and Termination of Employment and Change of Control Arrangements”.) In determining the amounts and types of severance benefits, the Committee looked at the severance benefits provided by the Company’s peer group, as the group was defined by the Committee at the time of the hiring of the named executive officer. The Committee has approved severance benefits and terms that Compensia, its external compensation consultant at the time, advised were standard within the Company’s peer group. The Committee also considered what it thought would be reasonable in light of the executive’s position and level of responsibilities. See “Potential Payments Upon Termination” for a description of termination payments and benefits.

During fiscal 2007, no amendments or modifications to any Severance and Change of Control Agreement with any named executive officer were made, following the Committee’s review and rejection of a management proposal to modify the agreements for Messrs. Hobbs and Arnold to allow for “single-trigger” vesting acceleration (i.e., acceleration of unvested options and restricted stock upon the occurrence of a change of control) and to add Internal Revenue Code Section 280G tax gross-up provisions.

Impact of Section 162(m) of the Internal Revenue Code

In general, it is the Committee’s policy to qualify the Company’s executives’ compensation for deductibility under applicable tax laws to the greatest extent possible. Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held company or its subsidiaries for named executive officer compensation exceeding $1 million in any taxable year, unless the compensation is considered “performance-based” under the Code (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which have been approved by stockholders). In fiscal year 2007, the total non-performance based compensation earned by each of our executive officers was less than $1 million. Most of the outstanding options and stock awards granted to our named executive officers do not qualify as “performance based” because they have time-based vesting conditions and/or have been awarded pursuant to non-stockholder approved inducement plans. The performance-based option grants described in Proposal 6 are being presented to the Company’s stockholders for approval in order to qualify such options as “performance-based.” While the Committee will strive to qualify the Company’s executives’ compensation for deductibility under applicable tax laws, the Committee believes that it is important to preserve the ability to structure compensation programs to meet a variety of corporate objectives even if the compensation is not deductible. Due to the Company’s focus on performance-based compensation plans, the Committee expects that the vast majority of compensation paid to the executive officers as a group will be tax deductible.

Equity Ownership Guidelines

The Company currently does not have a policy requiring its executive officers to own a minimum number of shares of Company stock. However, one of the terms of the performance-based option grants described in Proposal 6 requires executives who exercise any vested performance-based options to hold the shares (net of shares sold at the time of exercise to cover the exercise price and any tax withholding obligations) for a minimum of 6 months.

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Dale Fuller
Richard Noling

EXECUTIVE COMPENSATION

The following Table set forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”), the two persons who served as the Chief Financial Officer (the “CFO”) during the Last Fiscal Year, the Company’s next three most highly compensated executive officers for the Last Fiscal Year and two additional executive officers of the Company who would have been included, but for the fact that such individuals were no longer serving as executive officers of the Company as of the end of the Last Fiscal Year (together, the “Named Executive Officers”).

Summary Compensation Table

								Change in
								Pension Value
								and
								Nonqualified
						Option	Non-Equity	Deferred
Name and					Stock Awards	Awards	Incentive Plan	Comp.	All Other
Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		($)(3)	($)(3)	Compensation	Earnings	Comp.($)		Total

Woodson Hobbs	2007	420,000	245,700	(2)	—	—	N/A	N/A	—	(4)	665,700	(2)
President and Chief Executive Officer
Richard Arnold(5)	2007	295,000	283,200		—	—	N/A	N/A	—	(4)	578,200
Chief Operating Officer and Chief Financial Officer
Gaurav Banga(6)	2007	245,352	160,000		18,396	194,092	N/A	N/A	—	(4)	617,840
Sr. Vice President, Engineering and Chief Technology Officer
David Gibbs	2007	270,000	380,160		33,268	—	N/A	N/A	—	(4)	683,428
Sr. Vice President & General Manager, Worldwide Field Operations
Timothy Chu	2007	84,872	26,667		—	56,272	N/A	N/A	—	(4)	167,811
Vice President, General Counsel and Secretary
Scott Taylor	2007	118,945	30,000		26,503 (3)	—	N/A	N/A	129,782	(7)	305,230	(3)
Former Chief Administrative Officer, Sr. Vice President and General Counsel
David Eichler	2007	53,224	—		—	—	N/A	N/A	115,000	(7)	168,224
Former Sr. Vice President and Chief Financial Officer
Ira Scharfglass	2007	64,285	—		—	—	N/A	N/A	131,977	(7)	196,262
Former Sr. Vice President & General Manager, Worldwide Engineering Operations

(1)	The Company’s executive compensation program generally combines the following three components: base salary, annual bonus, and long-term incentive compensation, which consists of stock options and/or restricted stock grants to key executives. The Compensation Committee annually reviews the salaries of Company executives. Payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets. When setting base salary levels, the Compensation Committee considers (1) competitive market conditions for executive compensation, (2) Company performance, and (3) the individual’s performance, role and responsibilities. See “Compensation Disclosure and Analysis.”

(2)	The Company’s annual bonus program (the “Bonus Program”) is a cash-based program to motivate and reward eligible employees for their contributions to the Company’s performance by making a portion of their total potential cash compensation dependent upon the Company’s annual financial performance. For the Last Fiscal Year, the Bonus Program measured the Company’s performance in one area: total revenue. The Compensation Committee worked with Company management to set the appropriate bonus target for each Named Executive Officer. Performance against this measure was used to determine the incentive-based cash compensation paid to the Named Executive Officers. See “Compensation Disclosure and Analysis.”

The bonus amount reflected for Mr. Hobbs is net of the bonus prepayment in the amount of $157,500 (the “Prepayment”) paid to him in September 2006 upon the commencement of his employment with the Company. Under the terms of Mr. Hobbs’ offer letter, all bonus amounts earned by Mr. Hobbs in fiscal 2007 would be net of the Prepayment.

(3)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on November [ ], 2007.

Mr. Taylor’s restricted stock award was completely forfeited when his employment with the Company terminated.

(4)	The Named Executive Officers did not receive any perquisites during fiscal year 2007.

(5)	Mr. Arnold joined the Company as Executive Vice President, Strategy & Corporate Development on September 27, 2006, was appointed Chief Financial Officer in November 2006 and was appointed Chief Operating Officer on October 5, 2007.

(6)	Dr. Banga joined the company as Chief Technology Officer on October 6, 2006 and was appointed Senior Vice President, Engineering and Chief Technology Officer at the end of October 2006.

(7)	Consists of severance payments made by the Company in connection with the termination of employment as set forth in the applicable severance and change in control agreement and, in the case of Mr. Taylor, includes $3,000 of 401(k) matching.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during fiscal 2007:

								All Other		All Other
								Stock		Option
								Awards:		Awards:			Grant Date
								Number of		Number of		Exercise or	Fair Value of
					Estimated Future Payouts Under Equity Incentive			Shares of		Securities		Base Price of	Stock and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Plan Awards			Stock or		Underlying		Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)(2)		(#)(1)(3)		($/Sh)	($)(7)

Woodson Hobbs	—	N/A	N/A	N/A	N/A	N/A	N/A	—		—		—	—
Richard Arnold	—	N/A	N/A	N/A	N/A	N/A	N/A	—		—		—	—
Gaurav Banga	10/20/06	N/A	N/A	N/A	N/A	N/A	N/A	25,000	(5)	—		.001	112,750
	10/20/06	N/A	N/A	N/A	N/A	N/A	N/A	—		275,000	(4)	4.51	988,735
David Gibbs	1/24/07	N/A	N/A	N/A	N/A	N/A	N/A	50,000	(5)	—		.001	250,500
Timothy Chu	4/27/07	N/A	N/A	N/A	N/A	N/A	N/A	—		100,000	(4)	7.45	594,040
Scott Taylor	11/1/06	N/A	N/A	N/A	N/A	N/A	N/A	40,000	(6)	—		—	173,600
David Eichler	—	N/A	N/A	N/A	N/A	N/A	N/A	—		—		—	—
Ira Scharf-glass	—	N/A	N/A	N/A	N/A	N/A	N/A	—		—		—	—

(1)	The Compensation Committee believes that stock options and restricted shares (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in the Company’s success, and (3) help retain key executives in a competitive market for executive talent. Annual stock option grants for executives and restricted stock grants are key elements of the Company’s market-competitive total direct compensation approach.

(2)	All shares of restricted stock were granted with a per share purchase price equal to par value, or $0.001 per share.

(3)	All options were granted at fair market value on the date of grant. The exercise price may be paid in cash, in shares of the Company’s common stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(4)	25% of these options will vest on the one year anniversary of the grant date and an additional 6.25% will vest every three months after that date, subject to the employee’s continued employment.

(5)	50% of these shares will vest on the two year anniversary of the grant date and an additional 12.5% will vest every six months after that date, subject to the employee’s continued employment.

(6)	All of these shares of restricted stock were forfeited upon the termination of Mr. Taylor’s employment in February 2007.

(7)	The fair value of restricted stock grants is calculated by multiplying the number of shares granted by the closing price of the Company’s common stock on the date of grant. The grant date fair value of option grants is calculated based upon the Black-Scholes method of valuation, calculated as of the date of the grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of September 30, 2007:

		Option Awards				Stock Awards
			Number of				Market
		Number of	Securities			Number of	Value of
		Securities	Underlying			Shares or	Shares or
		Underlying	Unexercised			Units of	Units of
	Option	Unexercised	Options (#)	Option	Option	Stock That	Stock That
	Grant	Options (#)	Unexercisable	Exercise	Expiration	Have Not	Have Not
Name	Date(1)	Exercisable	(2)	Price ($)	Date	Vested (#)(4)	Vested ($)

Woodson Hobbs	9/6/2006	900,000 (3)	—	5.05	9/6/2016	100,000	1,071,000
Richard Arnold	9/27/2006	150,000	450,000	4.45	9/27/2016	—	—
Gaurav Banga	10/20/2006	—	275,000	4.51	10/20/2016	25,000	267,750
David Gibbs	2/28/2001	75,000	—	17.375	2/28/2011	5,000	53,550
	6/29/2001	75,000	—	14.60	6/29/2011	55,000	589,050
	7/31/2001	50,000	—	14.04	7/31/2011	50,000	535,500
	11/16/2001	25,000	—		9.00	11/16/2011
	12/10/2001	19,688	1,312		8.68	12/10/2013
	11/12/2004	2,701	1,227		7.33	11/12/2014
	11/29/2004	68,750	31,250		8.02	11/29/2014
	9/9/2005	23,600	23,600		7.20	9/9/2015
	2/1/2006	4,270	5,730		6.76	2/1/2016
Timothy Chu	4/27/2007	—	100,000	7.45	4/27/2017	—	—
Scott Taylor		—	—	—	—	—	—
David Eichler		—	—	—	—	—	—
Ira Scharfglass		—	—	—	—	—	—

(1)	For a better understanding of this table, the Company has included an additional column showing the grant date of the stock options.

(2)	All shares underlying the initial option grants to Messrs. Arnold, Banga and Chu vest 25% on the first anniversary of the date of grant, and then either 1/48th per month (in the case of Mr. Arnold) or 1/16th per quarter (in the case of Messrs. Banga and Chu) after that date until the option is fully vested on the 4 year anniversary of the grant date. All shares underlying the option grants listed to Mr. Gibbs are follow-on option grants and vest quarterly from the applicable grant date over 4 years.

(3)	The shares underlying Mr. Hobb’s option has the same vesting schedule as Mr. Arnold’s option grant as set forth in footnote (2) above, but is fully exercisable at any time in which case he would hold shares of restricted stock subject to such vesting schedule.

(4)	The grant date for Mr. Hobbs’ restricted stock award for 100,000 shares was 9/6/06; 50% of the shares will vest on the 2 year anniversary of the grant date and an additional 12.5% will vest every 6 months after that date, subject to Mr. Hobbs’ continued employment. The grant date for Mr. Banga’s restricted stock award for 25,000 shares was 10/20/06 and the vesting schedule is the same as Mr. Hobbs’ grant. The grant dates for Mr. Gibbs’ restricted stock awards were 12/10/02 (10,000 shares), 7/25/07 (55,000 shares) and 1/24/07 (50,000 shares), and the vesting schedule for the 7/25/07 and 1/24/07 grants is the same as Mr. Hobbs’ grant; the vesting schedule for the 12/10/02 grant is as follows: 50% vested on 12/10/06 and 50% will vest on 12/10/07.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during fiscal 2007:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)	Vesting (#)	on Vesting ($)

Woodson Hobbs	—	—	—	—
Richard Arnold	—	—	—	—
Gaurav Banga	—	—	—	—
David Gibbs	—	—	5,000	17,300
Timothy Chu	—	—	—	—
Scott Taylor	37,810	110,220	—	—
David Eichler	—	—	—	—
Ira Scharfglass	—	—	—	—

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 30, 2007.

			(d)
			Number of Securities
			Remaining Available
	(b)		for Future Issuance
	Number of Securities	(c)	Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
(a)	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(b))

Equity compensation plans approved by security holders	2,903,736	$8.03	1,963,095
Equity compensation plans not approved by security holders(1)	2,003,419	$5.84	—

Total	4,907,155	$7.13	1,963,095

(1)	See the description below of the material features of the equity compensation plans not approved by security holders that correlate with the numbers listed in the table.

1997 Non-Statutory Stock Option Plan

The Company’s 1997 Non-Statutory Stock Option Plan (the “1997 Plan”) has not been approved by the stockholders. The Board adopted the 1997 Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company’s business. Officers and directors of the Company are not eligible to receive option grants under the 1997 Plan. The 1997 Plan had a term of ten years which ended on July 17, 2007, 2007 (the “Expiration Date”). As of the Expiration Date, options can no longer be granted under the 1997 Plan.

The Board has reserved 1,317,576 shares of Common Stock for issuance under the 1997 Plan. As of November 9, 2007, [          ] shares of Common Stock had been issued upon exercise of options granted under the 1997 Plan, options to purchase [          ] shares were outstanding. As a result of the 1997 Plan’s expiration, no shares remain available for future grant. Options granted under the 1997 Plan are non-statutory stock options that are not intended to qualify as “incentive stock options” as defined in Section 422 of the

Internal Revenue Code of 1986, as amended. The 1997 Plan is administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator determines the exercise price of options at the time the options are granted, when options become exercisable, and the acceptable form of consideration for exercising an option. Options granted under the 1997 Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Senior Management Nonqualified Stock Option Plan

The Board adopted the Company’s Senior Management Nonqualified Stock Option Plan (the “1987 Plan”) in 1987. The 1987 Plan has not been approved by the Company’s stockholders. The term of the 1987 Plan was ten years; therefore, no additional options may be granted under the 1987 Plan. Officers (and directors that also served as officers) were eligible to receive options grants under the 1987 Plan. As of November 9, 2007, options to purchase [          ] shares of Common Stock were outstanding under the 1987 Plan.

Non-Plan Stock Option Agreements

Pursuant to a stock option agreement between Woodson Hobbs and the Company, dated September 6, 2006, Mr. Hobbs was granted a non-qualified stock option on September 6, 2006, to purchase 900,000 shares of Common Stock with an exercise price of $5.05 per share, the closing price of the Common Stock on September 6, 2006. Subject to certain vesting acceleration provisions, the option will vest at a rate of 1/4 on the first anniversary of the grant date and 1/48 each month after that date, conditioned upon Mr. Hobbs’ continued employment with the Company. The term of the option is ten years from the date of grant unless sooner terminated. Mr. Hobbs may elect to exercise this option with respect to unvested shares and enter into a Restricted Stock Purchase Agreement providing the Company with a repurchase right for the unvested shares. This repurchase right would lapse at the same rate as the options would have otherwise vested.

Pursuant to a stock option agreement between Richard Arnold and the Company, Mr. Arnold was granted a non-qualified stock option on September 27, 2006, to purchase 600,000 shares of Common Stock with an exercise price of $4.45 per share, the closing price of the Common Stock on that date. Subject to certain vesting acceleration provisions, the option vested at a rate of 1/4 on September 27, 2007 and is vesting 1/48 each month after that date, conditioned upon Mr. Arnold’s continued employment with the Company. The term of the option is ten years from the date of grant unless sooner terminated. Mr. Arnold may elect to exercise this option with respect to unvested shares and enter into a Restricted Stock Purchase Agreement providing the Company with a repurchase right for the unvested shares. This repurchase right would lapse at the same rate as the options would have otherwise vested.

Employment Contracts and Termination of Employment and
Change of Control Arrangements
Employment Arrangements

The Company entered into an Offer Letter agreement with Mr. Hobbs on September 6, 2006. This agreement provides that Mr. Hobbs will serve as President and Chief Executive Officer of the Company at an annual salary of $420,000. He is also eligible for an annual bonus targeted at 75% of his base salary. The Company agreed to pay him 50% of his fiscal year 2007 bonus, in the amount of $157,500, in September 2006.

The Company also granted Mr. Hobbs a non-qualified stock option to purchase 900,000 shares of Common Stock at an exercise price of $5.05, which was the closing price of the Common Stock on September 6, 2006. Subject to certain vesting acceleration provisions contained in Mr. Hobbs’ Severance and Change of Control Agreement (as described below), 1/4 of the options vested on September 6, 2007, and 1/48 of the options vest each month after that date, conditioned on Mr. Hobbs’ continued employment with the Company. Mr. Hobbs may elect to exercise this option with respect to unvested shares and enter into a Restricted Stock Purchase Agreement providing the Company with a repurchase right for the unvested shares. This repurchase right would lapse at the same rate as the options would have otherwise vested.

The Company also granted Mr. Hobbs 100,000 shares of restricted stock in connection with the commencement of his employment. Subject to certain vesting acceleration provisions contained in Mr. Hobbs’ Severance and Change of Control Agreement (as described below), the restricted stock vests, the shares become nonforfeitable, and the Company’s right to repurchase the stock lapses with respect to 50% of the shares on September 6, 2008, and as to 12.5% of the shares every six months after that date, conditioned on Mr. Hobbs’ continued employment with the Company.

Pursuant to the terms of Mr. Hobbs’ Severance and Change of Control Agreement dated September 6, 2006, if Mr. Hobbs’ employment is terminated by the Company (for any reason other than Cause (as defined in his agreement), death or disability) or if Mr. Hobbs terminates his employment for Good Reason (as defined in his agreement), the Company will continue to pay him his base salary and benefits for an initial severance period of six months following such termination. Mr. Hobbs will continue to receive severance and benefits beyond the six-month period if his tenure with the Company on the date of termination equals or exceeds four months’ time. In such event, Mr. Hobbs will receive severance and benefits for a number of months equal to two times the number of whole months he has been employed by the Company prior to termination; provided, however, that the maximum term of these severance payments is limited to twelve months and the maximum amount of severance pay is limited to one times his annual base salary rate in effect on the date of termination. In the case of such a termination, the vested portion of Mr. Hobbs’ stock option as of the termination date remains exercisable until the earlier of the option’s expiration or six months. If Mr. Hobbs’ employment with the Company is so terminated, he is entitled to a bonus equivalent to the number of whole months he has been employed by the Company during the fiscal year in which the termination occurs, divided by twelve, and multiplied by his bonus, if any, for the previous fiscal year.

If the Company terminates Mr. Hobbs (other than for Cause, death, disability) or if Mr. Hobbs terminates his employment for Good Reason, during a period beginning on the date of the signing of a definitive agreement for a Change of Control (as defined in his agreement) and ending twelve months following a Change of Control, all of the following provisions apply: (i) All restricted stock and other equity awards (other than stock options) vest; (ii) all of the stock options granted to him on his commencement of employment become exercisable; (iii) any more favorable vesting provisions in an equity award agreement will govern; (iv) if on the date of termination the sum of all severance payments, any unearned portion of Mr. Hobbs’ prepaid bonus of $157,500, and the “acceleration value” (as defined in the agreement) of all restricted stock and stock options is less than $500,000, the Company will pay Mr. Hobbs the difference.

Pursuant to the terms of the Severance and Change of Control Agreement, Mr. Hobbs is subject to a covenant not to compete until the end of any severance period and a covenant not to solicit employees of the Company for a period of twelve months after termination of employment.

Additional Severance and Change of Control Agreements

The Company and Richard Arnold, currently the Company’s Chief Operating Officer and Chief Financial Officer, entered into a Severance and Change of Control Agreement on September 26, 2006. If the Company terminates Mr. Arnold other than for Cause (as defined in his agreement), disability, or death, he continues to receive compensation and benefits for six months. The vested portion of Mr. Arnold’s stock options as of the termination date remains exercisable until the earlier of the options’ expiration or six months. He is entitled to receive a bonus equivalent to the number of whole months he was employed by the Company during the fiscal year in which the termination occurs, divided by twelve, and multiplied by his bonus, if any, for the previous fiscal year.

If the Company terminates Mr. Arnold (other than for Cause, death, disability) or if Mr. Arnold terminates his employment for Good Reason (as defined in his agreement), within two months prior to or twelve months following a Change of Control (as defined in his agreement), all of his unvested stock options and restricted stock will vest and become exercisable. This agreement has a term of three years and will extend through the one-year anniversary of any Change of Control.

The Company and Dr. Gaurav Banga, currently the Company’s Senior Vice President, Engineering and Chief Technology Officer, entered into a Severance and Change of Control Agreement on October 9, 2006. If

the Company terminates Dr. Banga other than for Cause (as defined in his agreement), disability, or death, he will continue to receive compensation and benefits for six months. The vested portion of Dr. Banga’s stock options as of the termination date will remain exercisable until the earlier of the options’ expiration or six months. In addition, if such a termination occurs within two months prior to or twelve months following a Change of Control (as defined in the agreement), 50% of any unvested stock options and restricted stock will vest and become exercisable. This agreement has a term of three years and will extend through the one-year anniversary of any Change of Control.

The Company and Timothy Chu, the Company’s recently appointed Vice President, General Counsel and Secretary, entered into a Severance and Change of Control Agreement on April 27, 2007. If the Company terminates Mr. Chu other than for Cause (as defined in the agreement), disability, or death, he continues to receive compensation and benefits for six months. The vested portion of Mr. Chu’s stock options as of the termination date remain exercisable until the earlier of the options’ expiration or six months. In addition, if such a termination occurs within two months prior to or twelve months following a Change of Control (as defined in the agreement), 50% of any unvested stock options and restricted stock vest and become exercisable. This agreement has a term of three years and will extend through the one-year anniversary of any Change of Control.

The Company and David Gibbs entered into a Severance and Change of Control Agreement on January 11, 2006. The Board approved the amendment and restatement of this agreement on July 25, 2006. As so amended, if the Company terminates Mr. Gibbs other than for Cause (as defined in the agreement), disability, or death, or if Mr. Gibbs terminates his employment for Good Reason (as defined in the agreement), he continues to receive compensation for twelve months and benefits for six months. If Mr. Gibbs is not re-employed during this twelve month period, he receives compensation until he is re-employed for up to an additional six months. The vested portion of Mr. Gibbs’s stock options as of the termination date remain exercisable until the earlier of the options’ expiration or six months.

If such a termination occurs within two months prior to or twelve months following a Change of Control (as defined in the agreement), 50% of any unvested stock options and restricted stock vest and become exercisable as of the date of termination. In addition, 100% of any unvested stock options and restricted stock will vest and become exercisable. Any vesting provisions in an equity award agreement that are more favorable with respect to a Change of Control than those set forth here will govern. This agreement has a term of three years and will extend through the one-year anniversary of any Change of Control.

Pursuant to the Severance and Change of Control Agreement between the Company and David Eichler, dated August 24, 2006, Mr. Eichler received $115,000 in connection with his resignation from the Company.

Pursuant to the Severance and Change of Control Agreement between the Company and Scott Taylor, dated August 24, 2006, Mr. Taylor received $126,782 in connection with his resignation from the Company.

Pursuant to the Severance and Change of Control Agreement between the Company and Ira Scharfglass, dated August 24, 2006, Mr. Scharfglass received $131,977 in connection with his resignation from the Company.

Each of the agreements discussed above also contains a covenant not to compete and a covenant not to solicit employees of the Company. For each of the executives (other than Mr. Hobbs, whose covenants are discussed in the applicable section above) the covenant not to compete and covenant not to solicit employees of the Company applies until twelve months after he ceases to be employed by the Company.

If any payments to a named executive officer pursuant to any of the agreements described above are considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

Potential Payments Upon Termination

The tables below reflect the potential payments and benefits to which the Named Executive Officers employed with the Company as of the fiscal year ended September 30, 2007 would be entitled under the individual Severance and Change of Control Agreements between each Named Executive Officer and the Company. The amounts shown in the tables below assume that each termination was effective as of September 28, 2007 and that all eligibility requirements under the applicable agreements were met. The tables do not reflect amounts required by law and the Company’s policies to be paid upon a termination, such as earned but unpaid salary, accrued but unused vacation and any expense reimbursements.

Termination for any reason other than Cause, Death or Disability (without Change of Control)

				Medical, Dental
				& Vision
	Severance ($)	Bonus ($)		Benefits ($)		Total Value ($)

Woodson Hobbs	420,000(1)	—	(2)	21,933	(1)	441,933
Richard Arnold	147,500(3)	221,250	(3)	14,446	(3)	368,750
Gaurav Banga	125,000(5)	—		7,807	(5)	132,807
David Gibbs	270,000(4)	—		14,446	(4)	284,446
Timothy Chu	100,000(5)	—		6,545	(5)	106,545

(1)	Base salary and health care benefits coverage continuation for 12 months, including $430 of COBRA premiums.

(2)	If Mr. Hobb’s employment is terminated after the fiscal year ending September 30, 2007, he will be entitled to a bonus equivalent to the number of whole months he has been employed by the Company during the fiscal year in which the termination occurs, divided by 12, and multiplied by his bonus, if any, for the previous fiscal year.

(3)	Base salary and health care benefits coverage continuation for 6 months, including $283 of COBRA premiums, and a bonus equivalent to the number of whole months Mr. Arnold has been employed by the Company during the fiscal year in which the termination occurs, divided by 12, and multiplied by his bonus, if any, for the previous fiscal year.

(4)	Base salary and health care benefits coverage continuation for 12 months, including $283 of COBRA premiums, with up to an additional 6 months of salary continuation until Mr. Gibbs obtains new employment.

(5)	Base salary and health care benefits coverage continuation for 6 months, including $153 and $128 of COBRA premiums for Mr. Banga and Mr. Chu, respectively.

Termination for any Reason other than Cause, Death or Disability in connection with a Change of Control.

For this category of “double-trigger” termination, payments and benefits to the named executive officer would be triggered by the named executive officer being terminated for any reason (other than Cause, death or Disability) within two months prior to or within twelve months following a Change of Control.

				Accelerated
			Accelerated	Vesting of	Medical,
			Vesting of	Unvested	Dental
			Unvested Stock	Restricted	& Vision
	Severance	Bonus	Options	Stock	Benefits	Total Value
	($)	($)	($)(1)	($)(2)	($)(3)	($)

Woodson Hobbs	420,000	—	3,820,500	1,071,000	21,933	5,333,433
Richard Arnold	147,500	221,250	2,817,000	—	14,446	3,200,196
Gaurav Banga	125,000	—	852,500	133,875	7,807	1,119,182
David Gibbs	270,000	—	98,171	589,050	14,446	971,667
Timothy Chu	100,000	—	163,000	—	6,545	269,545

(1)	Amounts are calculated using the closing price per share of the Company’s common stock on September 28, 2007 ($10.71), and are based on the difference between $10.71 and the exercise price of the unvested options held by the named executive officer as of September 28, 2007. With respect to

Messrs. Hobbs and Arnold, 100 percent of their unvested options would vest and become exercisable on the date of termination. With respect to Messrs. Banga, Gibbs and Chu, 50 percent of their unvested options would vest and become exercisable on the date of termination.

(2)	Amounts are calculated using the closing price per share of the Company’s common stock on September 28, 2007 ($10.71), and are based on the product of $10.71 and the number of shares of unvested restricted stock held by the named executive officer as of September 28, 2007. With respect to Mr. Hobbs, 100 percent of his unvested restricted stock would vest and become exercisable on the date of termination. For Messrs. Banga and Gibbs, 50 percent of their unvested restricted stock would vest and become exercisable on the date of termination.

(3)	See “Termination for any Reason other than Cause, Death or Disability (without Change of Control)” (above) for breakdown of medical, dental and vision benefits.

Termination for Good Reason

For both of the termination categories set forth above, Mr. Hobbs and Mr. Gibbs have the additional right to terminate their employment with the Company for Good Reason, as set forth in their respective Severance and Change of Control Agreements, and receive the termination benefits and payments described above. Mr. Arnold has the right to terminate his employment with the Company for Good Reason in connection with a Change of Control and receive the termination benefits and payments described above.

Definitions

The defined terms used above have the following meanings:

“Cause” means a failure by a named executive officer to substantially perform such officer’s duties as an employee, other than a failure resulting from the named executive officer’s complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the named executive officer that constitutes misconduct, (iii) circumstances where the named executive officer intentionally or negligently imparts material confidential information relating to the Company or its business to competitors or to other third parties other than in the course of carrying out the such officer’s duties, (iv) a material violation by the named executive officer of a federal or state law or regulation applicable to the business of the Company, (v) a willful violation of a material Company employment policy or the Company’s insider trading policy, (vi) any act or omission by the named executive officer constituting dishonesty (other than a good faith expense account dispute) or fraud, with respect to the Company or any of its affiliates, which is injurious to the financial condition of the Company or any of its affiliates or is injurious to the business reputation of the Company or any of its affiliates, (vii) the named executive officer’s failure to cooperate with the Company in connection with any actions, suits, claims, disputes or grievances against the Company or any of its officers, directors, employees, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, whether or not such cooperation would be adverse to the such officer’s own interest, or (viii) the named executive officer’s conviction or plea of guilty or no contest to a felony.

“Change of Control” means the occurrence of any of the following:

(i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as the term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert;

(ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) more than 50% of the total voting power represented by the voting securities of the Company or the surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or

(iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.

“Disability” means that the executive has been unable to perform the principal functions of his or her duties due to a physical or mental impairment, but only if the inability has lasted or is reasonably expected to last for at least six (6) months. Whether the executive has a Disability will be determined by the Board based on evidence provided by one or more physicians selected or approved by the Board.

“Good Reason” means, without the executive’s consent, (i) a material reduction in the executive’s title, authority, status, or responsibilities, unless the executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not made the Chief Executive Officer of the acquiring corporation) will not constitute an “Involuntary Termination”; (ii) a reduction of executive’s aggregate base salary and target bonus opportunity as in effect immediately prior to the reduction (other than a reduction applicable to executives generally); or (iii) a relocation of executive’s principal place of employment by more than fifty (50) miles

Director Compensation

The following table summarizes director compensation during fiscal year 2007.

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in Cash	Stock Awards	Option Awards	Incentive Plan	Compensation	All Other
Name	($)	($)(1)	($)	Compensation	Earnings	Compensation		Total

Dale Fuller	48,375	N/A	138,396	N/A	N/A	N/A		186,771
Robert Majteles(2)	24,083	N/A	204,524	N/A	N/A	N/A		228,607
Michael Clair	3,728	N/A	315,144	N/A	N/A	N/A		318,872
John Mutch	22,833	N/A	204,524	N/A	N/A	N/A		227,357
Richard Noling	59,500	N/A	127,719	N/A	N/A	N/A		187,219
Doug Barnett	8,500	N/A	278,256	N/A	N/A	N/A		286,756
David Dury(3)	59,000	N/A	53,931	N/A	N/A	N/A		112,931
Taher Elgamal(4)	38,000	N/A	58,629	N/A	N/A	N/A		96,629
Anthony Morris(5)	68,000	N/A	95,685	N/A	N/A	50,000	(7)	213,685
Anthony Sun(6)	25,000	N/A	52,495	N/A	N/A	50,000	(7)	127,495

(1)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees and directors in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on November [ ], 2007.

(2)	Mr. Majteles resigned from the Board on October 24, 2007.

(3)	Mr. Dury elected not to stand for re-election at the 2007 annual meeting of stockholders.

(4)	Dr. Elgamal elected not to stand for re-election at the 2007 annual meeting of stockholders.

(5)	Mr. Morris resigned from the Board on July 13, 2007.

(6)	Mr. Sun resigned from the Board on February 26, 2007.

(7)	Each of Messrs. Morris and Sun received a special service award of $50,000 upon his resignation from the Board of Directors, in recognition of lengthy service to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Audit Committee”) currently consists of Messrs. Noling, Barnett and Mutch. Each member of the Audit Committee is “independent” as defined in the NASDAQ Rules and Rule 10A(3) of the Securities Exchange Act of 1934, as amended.

The Audit Committee oversees the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and the footnotes thereto in the Company’s fiscal year 2007 Annual Report to Stockholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to both the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm their independence from management and the Company.

The Audit Committee discussed with the Company’s internal accounting staff and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal accounting staff and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed the Company’s ongoing compliance with Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and reviewed the results of internal and external process compliance testing of the Company’s internal controls.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Richard Noling
Douglas Barnett
John Mutch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for fiscal year 2007. The following table lists the aggregate fees for professional services rendered by Ernst & Young LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 30, 2007	September 30, 2006

Audit Fees	$1,287,534	$2,152,088
Audit-Related Fees	$—	$—
Tax Fees	$4,495	$8,950
All Other Fees	$1,500	$24,080

Audit Fees represent fees associated with the audit of the consolidated financial statements of the Company, the reviews of the unaudited consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q, the audit of internal control over financial reporting, statutory audits of the Company’s subsidiaries required internationally, if required, issuance of comfort letters, consents, review of documents filed with the SEC and miscellaneous accounting consultations in connection with or arising as a result of the audit and quarterly review of the consolidated financial statements. Tax Fees represent fees for tax compliance and other tax advice. All Other Fees include fees for services relating to advice regarding employee taxes and related foreign assignments for certain expatriate employees and fees relating to accounting online subscription services.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent registered public accounting firm engaged to conduct the annual statutory audit of the Company’s consolidated financial statements. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the Last Fiscal Year as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence, and has determined that the activities performed by Ernst & Young LLP on the Company’s behalf are compatible with maintaining the independence of Ernst & Young LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes of ownership of the Company’s Common Stock and other equity securities by certain specified due dates.

Acting pursuant to a power of attorney granted by each director and each executive officer, the Company undertakes on behalf of such individuals to file all Section 16(a) reports required to be filed with the SEC. Based solely on its review of the copies of such reports (i) filed by the Company on behalf of such directors and officers and (ii) furnished to the Company and 10% beneficial owners during, and with respect to, the Last Fiscal Year and written representations that no other reports were required, the Company believes that all of the Company’s directors, executive officers and 10% stockholders filed the required Section 16(a) reports on time, except for the following transactions that were reported late: (i) a Form 4 was filed on January 29, 2007 for Mr. David Gibbs with a late report of a restricted stock grant on January 24, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the Last Fiscal Year who are still on the Board of Directors were Messrs. Fuller and Noling. No executive officer of the Company served during the Last Fiscal Year on the board of directors or compensation committee of another entity that had one or more executive officers who served as a member of the Board or Compensation Committee of the Company.

MANAGEMENT INDEBTEDNESS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of the Company’s Last Fiscal Year, the Company has not engaged and does not propose to engage in any transaction or series of similar transactions in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any Nominee, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer, any Nominee or any of their family members indebted to us or any of our subsidiaries, in any amount in excess of $60,000 at any time.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company at its principal office in Milpitas, California, not later than [July 24], 2008 for inclusion in the proxy statement for that meeting.

If a stockholder proposal for the 2009 Annual Meeting of Stockholders is submitted after the later of [October 21], 2008 or the date that is fifty (50) days prior to the date of the 2009 Annual Meeting of Stockholders, the Company may, at its discretion, elect not to present the proposal at the meeting, and the proxies for the 2009 Annual Meeting of Stockholders will confer discretionary voting authority on the proxy holders to vote against the proposal.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 is enclosed with this Proxy Statement.

By Order of the Board of Directors

/s/ Timothy Chu
Timothy Chu
Vice President, General Counsel and Secretary

Milpitas, California
November [20], 2007

EXHIBIT A

Audit Committee Charter

Phoenix Technologies Ltd.

Charter for the Audit Committee
of the Board of Directors

Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company”) is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and financial reporting processes;

•	the qualifications, independence and performance of the Company’s independent auditor;

•	the adequacy of the Company’s internal control over financial reporting; and

•	the Company’s compliance with legal and regulatory requirements.

In addition, the Audit Committee shall prepare an audit committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

Membership

The Audit Committee must be comprised of at least three members of the Board, each of whom shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. Each Audit Committee member will serve on the Committee during his or her respective term as a Board member, subject to earlier removal by a majority vote of the Board. The members of the Audit Committee may not be officers or employees of the Company. Each member of the Audit Committee must be an “independent director,” as defined by and to the extent required by the SEC and NASDAQ rules applicable to Audit Committee members. No Audit Committee member shall simultaneously serve on the audit committees of more than three public companies, subject to the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must be, as determined by the Board, an “audit committee financial expert” in accordance with applicable SEC and NASDAQ rules.

Meetings

The Audit Committee will meet as often as it deems appropriate, but not less frequently than once each fiscal quarter. The Audit Committee will meet with the Company’s independent auditors and management upon the completion of the annual audit to review the independent auditor’s examination and management report. The Audit Committee will also meet with the independent auditor outside of the presence of management to discuss such report, and in any case will meet with the independent auditor without management present at least once each fiscal quarter. The Audit Committee will meet with the Company employees who perform internal audit activities as it deems appropriate.

If one or more members of the Audit Committee is absent from a meeting of the Committee, a majority of the remaining members of the Audit Committee (provided there are at least two such members) shall have the power to take any action necessary, proper or advisable in order to perform the Audit Committee’s purpose. No action of the Audit Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Audit Committee. The Audit Committee may act without a meeting by securing the unanimous written consent of the members of the Committee. Minutes of all meetings, including telephone meetings, and copies of all consents in lieu of meeting shall be maintained and furnished to members of the Audit Committee, the Board and the Secretary of the Company.

Authority; Delegation

The audit committee will have the sole authority to select, determine compensation for, oversee and, where appropriate, replace the company’s independent auditor. The independent auditor will report directly to the audit committee, and the audit committee will ensure that the independent auditor understands its ultimate accountability to the audit committee, as representatives of the company’s stockholders.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate for the proper discharge of its duties and responsibilities, to retain and determine compensation for independent legal, accounting or other advisors, at the expense of the Company. In addition, the Company will pay for any audit report rendered or issued by the independent auditor at the request of the Audit Committee.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

Responsibilities

The principal responsibilities and functions of the Audit Committee are as follows:

External Reporting

1. Review and discuss with the Company’s management and independent auditor all audit results and the financial statements and periodic reports of the Company prior to the filing of such statements and periodic reports on Form 10-Q and Form 10-K, as applicable, including the disclosures in such reports under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

2. Recommend to the Board that the financial statements of the Company be included in the Company’s annual report on Form 10-K;

3. Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” or any other non-GAAP information;

4. Prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement;

5. Annually review and assess this charter and submit any proposed changes to the Board for approval, and publicly file this charter at least every three (3) years as required by the applicable rules of the SEC;

Independent Auditor

6. Appoint, determine compensation for and oversee the independent auditor of the Company;

7. Review the plan and scope of any audit and related services, and pre-approve all audit and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the exception for certain non-audit services that do not require pre-approval as described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended;

8. Review the required written statement from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, and discuss with the independent auditor any disclosed relationship or service that may impact the objectivity and independence of the independent auditor;

9. Oversee the independence of the independent auditor, including considering whether the auditor’s provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

10. Confirm that the proposed audit engagement team from the independent auditor satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

11. Approve the Company’s policies for the hiring of employees or former employees of the independent auditor who participated or have participated in any capacity in the audit of the Company;

12. Oversee the Company’s compliance with SEC requirements for disclosure of the independent auditor’s services and Audit Committee membership and activities;

Financial Reporting Processes, Accounting Policies and Internal Control

13. Oversee the adequacy of the Company’s system of internal control over financial reporting, including obtaining reports from the independent auditor regarding such controls and reviewing any significant findings and recommendations of the independent auditor and management’s responses, including any special remedial steps adopted to address material control deficiencies;

14. Review any significant deficiencies in the design or operation of the Company’s internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting disclosed to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with their certification requirements for the Company’s periodic reports on Form 10-K and Form 10-Q;

15. Discuss with management and the Company’s independent auditor any significant changes to generally accepted accounting principles (“GAAP”), SEC or other regulatory accounting policies or standards and any off-balance sheet structures that could impact the Company’s financial statements;

16. Review major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discuss with the Company’s independent auditor the matters required to be discussed by Statement of Accounting Standards No. 61, including significant accounting policies, management judgments and accounting estimates that affect the financial statements, any difficulties encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or access to requested information, and disagreements with management;

17. Review and discuss with the independent auditor and management the auditor’s reports describing all critical accounting policies and practices to be used, alternative GAAP methods discussed with management, the ramifications of using such alternative methods and the auditor’s preferred method, and any other material communications between the auditor and management;

18. Review and resolve any significant disputes between management and the independent auditor that arise in connection with the preparation of the Company’s audited financial statements;

Internal Audit Activities

19. Review the adequacy and effectiveness of the Company’s internal audit activities and review any significant reports (or summaries thereof) prepared by employees performing such activities, together with management’s response and follow-up to such reports;

Risk Management and Legal Compliance

20. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

21. Establish and review policies relating to the investment of the Company’s assets;

22. Review with the Company’s general counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies;

23. Establish and review procedures and processes for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

24. Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

25. Annually review the content of the Company’s Code of Ethics and recommend to the Board any amendments deemed necessary or appropriate, and monitor adherence to the Code of Ethics;

26. Annually review with management the adequacy of the Company’s liability insurance policies, including D&O liability coverage;

Other Duties

27. Review and pre-approve at least annually all transactions, if any, between the Company and related parties, other than compensation transactions;

28. Annually, together with the Board, review its own performance;

29. Report regularly to the Board on the Audit Committee’s activities; and

30. Perform other functions as requested by the Board, or as required by law, applicable NASDAQ rules or provisions in the Company’s charter documents, or as are otherwise necessary and advisable, in its or the Board’s discretion, to the efficient discharge of its duties hereunder.

Last update: October 22, 2007

Exhibit B

Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PHOENIX TECHNOLOGIES LTD.

(Originally incorporated under the name
Phoenix Technologies (Delaware) Ltd.)

Pursuant to Section 245 of the
General Corporation Law of the State of Delaware —

The undersigned, Timothy C. Chu, Vice President, General Counsel and Secretary of Phoenix Technologies Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Certificate of Incorporation of this Corporation, originally filed in the Office of the Secretary of State of Delaware on October 31, 1986, and recorded in the office of the Recorder of New Castle County, State of Delaware, on November 3, 1986, is hereby amended and restated in its entirety to read as follows:

FIRST.  The name of the Corporation is Phoenix Technologies Ltd.

SECOND.  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The nature of the business or purposes to be conducted or promoted is as follows: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.

(a) The total number of shares of stock which the Corporation shall have authority to issue shall be 60,500,000, of which 60,000,000 shares shall be designated as Common Stock each of which shall have a par value of $.001 (the “Common Stock”), and 500,000 shall be designated as Preferred Stock each of which shall have a par value of $.10 (the “Preferred Stock”).

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH.  The Corporation is to have perpetual existence.

SIXTH.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware.

A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (except so far as the bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and any other provision of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, Sections 3, 10 and 11 of

Article I of the bylaws shall not be altered, amended or repealed after the consummation of the first public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, without the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all stockholders would be entitled to cast at any annual election of directors except to renumber the Section designations thereof. Notwithstanding any other provision of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to alter, amend or repeal this paragraph of this Article.

B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

SEVENTH.  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH.  No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

NINTH.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the filing hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

TENTH.

A. Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the General Corporation Law of Delaware so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. Right of Claimant to Bring Suit.  If a claim under paragraph (A) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C. Nonexclusivity of Rights.  The right to indemnification and the payment of expense incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

D. Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

ELEVENTH.  This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be a furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

A. Number of Directors.  Subject to the rights of the holders of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than 13. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors.

B. Terms of Office.  Each director shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

C. Quorum: Action of Meeting.  A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the bylaws of the Corporation or by this Restated Certificate of Incorporation.

D. Removal.  Subject to the rights of the holders of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.

E. Tenure.  Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

F. Vacancies.  Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next annual meeting and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

G. Stockholder Nominations and Introduction of Business, Etc.  Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the bylaws of the Corporation and the appointment of judges of election shall be made in the manner provided in the bylaws of the Corporation.

H. Amendments to Article.  Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the shareholders by a majority of the directors then in office.

TWELFTH.  Notwithstanding any provisions of the bylaws of the Corporation, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.

THIRTEENTH.

A. Except as provided in paragraph B of this Article, a Business Combination in which an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder has a direct or indirect interest shall require authorization by the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Shares.

B. The provisions of paragraph A of this Article shall not be applicable to any Business Combination

(i) which is approved by a majority of the Continuing Directors,

(ii) which is solely between the Corporation and a wholly-owned subsidiary of the Corporation, or

(iii) in which no Interested Stockholder or Affiliate or Associate of an Interested Stockholder has any interest except proportionately as a stockholder of the Corporation.

C. For purposes of this Article:

(i) “Business Combination” shall mean any:

(a) merger or consolidation involving the Corporation or a Subsidiary,

(b) sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the property and assets of the Corporation or a Subsidiary,

(c) liquidation (complete or partial) or dissolution of the Corporation or a Subsidiary,

(d) reclassification of or recapitalization involving securities of the Corporation or a Subsidiary, or any other transaction to which the Corporation or a Subsidiary is a party (including, without limitation, the issuance or other disposition of any securities of the Corporation or a Subsidiary), that would have the effect of increasing the voting power or equity interest of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder,

(e) sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or a Substantial Part of the property and assets of any other corporation or other entity to the Corporation or any Subsidiary,

(f) acquisition of securities by the Corporation or a Subsidiary, or

(g) agreement, contract or other arrangement providing for any of the transactions described in clauses (a) — (f) above.

(ii) “Person” shall mean any individual, corporation, partnership, trust, or other entity. When two or more persons act as a syndicate or other group for the purpose of acquiring, holding, or disposing of Voting Shares, such syndicate or other group shall be deemed a person for purposes of this subparagraph.

(iii) “Interested Stockholder” shall mean, in respect of any Business Combination, any person (other than the Corporation or a Subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any fiduciary of any such plan when acting in such capacity) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such Business Combination, or at the time a resolution approving such Business Combination is approved by the Continuing Directors, or at the time the definitive agreement (including any amendment thereof) providing for such transaction is entered into:

(a) is the beneficial owner of more than 15% of the Voting Shares,

(b) at any time within the two-year period immediately prior to such time was the beneficial owner of more than 15% of the then outstanding Voting Shares, or

(c) is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within two years prior to such time beneficially owned by any Interested Stockholder (provided such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended).

(iv) A person shall be the “beneficial owner” of any Voting Shares:

(a) with respect to which such person or any Affiliate or Associate of such person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, voting or investment power,

(b) which such person or an Affiliate or Associate of such person has a right to acquire (whether such right is exercisable immediately or only after the passage of time) beneficial ownership of, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

(c) which such person or any Affiliate or Associate of such person would be deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(v) The outstanding Voting Shares shall include shares deemed owned through application of subparagraph (iv) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion or exchange rights, warrants or options, or otherwise.

(vi) “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 under the Securities Exchange Act of 1933, as amended.

(vii) “Subsidiary” shall mean a corporation of which a majority of any class of equity or voting security is owned, directly or indirectly, by the Corporation.

(viii) “Continuing Director” shall mean (i) any director who was a duly elected and acting member of the Board of Directors prior to the time that the Interested Stockholder involved in a Business Combination first became an Interested Stockholder, other than the Interested Stockholder or an Affiliate or Associate of such Interested Stockholder, or (ii) any person who subsequently becomes a member of the Board of Directors who is not an Interested Stockholder, or an Affiliate or Associate of an Interested Stockholder, if such person’s nomination for election or reelection is recommended or approved by a majority of the Continuing Directors.

(ix) “Substantial Part” shall mean property having a fair market value equal to more than 10% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

(x) “Voting Shares” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

D. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, all matters with respect to which a determination is required under this Article.

E. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, if there is any Interested Stockholder there shall be required to amend, alter, change or repeal, directly or indirectly, any provision of this Section, the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Shares; provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.

FOURTEENTH.  The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation and all rights conferred upon a stockholder herein are granted subject to this reservation.

2. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate of Incorporation was duly adopted by a majority of the shares entitled to vote at the Annual Meeting of Stockholders of the Corporation held on December [20], 2007 in accordance with the applicable provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed and attested to on          , 2007

Timothy C. Chu
Secretary

EXHIBIT C
2007 Equity Incentive Plan

2007 EQUITY INCENTIVE PLAN
1. Purposes of the Plan.
     The purpose of this Plan is to encourage ownership in Phoenix Technologies Ltd., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.
2. Definitions.
As used herein, the following definitions shall apply:
(a) “Administrator” means the Board, any Committees or such delegates of the Board as shall be administering the Plan in accordance with Section 4 of the Plan.
(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.
(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.
(d) “Automatic Director Option” means a Nonstatutory Stock Option that is automatically granted to an Outside Director at the times and subject to the terms and conditions provided for under Section 12.
(e) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.
(f) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.
(g) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(h) “Board” means the Board of Directors of the Company.
(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Awardee’s Option Agreement, Stock Award Agreement or written contract of employment or service, the occurrence of any of the following:
(i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act), entity or group of persons acting in concert;
(ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;
(iii) a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of the Company outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or
(iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.
(j) “Code” means the United States Internal Revenue Code of 1986, as amended.
(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
(l) “Common Stock” means the common stock of the Company.
(m) “Company” means Phoenix Technologies Ltd., a Delaware corporation, or its successor.
(n) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.
(o) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.
(p) “Director” means a member of the Board.
(q) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, subject to the following:
(i) If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.
(ii) If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.
(t) “Grant Date” means, for all purposes, the date on which the Administrator approves the grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v) “Insider Director” means a Director who is an Employee.
(w) “Nasdaq” means the Nasdaq Global Market or its successor.
(x) “1999 Plan” means the Company’s 1999 Stock Plan, as amended.
(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.
(bb) “Outside Director” means a Director who is not an Employee.
(cc) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
(dd) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.
(ee) “Plan” means this Phoenix Technologies Ltd. 2007 Equity Incentive Plan.
(ff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(gg) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.
(hh) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.
(jj) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
(kk) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.
(ll) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.
3. Stock Subject to the Plan.
(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 3,500,000 plus up to 3,659,884 Shares that as of October 5, 2007 are subject to outstanding options granted under 1999 Plan or have been issued under the 1999 Plan but are subject to repurchase by the Company (the “1999 Plan Shares”); provided that the 1999 Plan Shares shall only become available for grant under the Plan if and to the extent that such outstanding options granted under the 1999 Plan are cancelled, expire or are forfeited or such Shares issued under the 1999 Plan are repurchased by the Company.
Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan, including Shares issued pursuant to an Award granted under the Plan that are repurchased by the Company upon the Awardee’s failure to vest in or otherwise earn the Shares. If an Awardee pays the exercise or purchase price of an Award granted under the Plan or the 1999 Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld (whether issued under the Plan or the 1999 Plan) shall not become available for re-issuance thereafter under the Plan.
(b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 175,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 125,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the

Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or other delegates approved by the Board consistent with Applicable Law.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.
(iv) Other Administration. Except to the extent prohibited by Applicable Law, the Board may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.
(v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(vi) Nasdaq. The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.
(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;
(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(iii) to determine the type of Award to be granted to the selected Employees, Consultants and Directors;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
(vi) to correct administrative errors;
(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;
(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;
(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;
(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market

Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;
(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;
(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and
(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
5. Eligibility.
     Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.
6. Term of Plan.
     The Plan shall become effective on October 5, 2007, contingent upon approval of the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the stockholders of the Company approve the Plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 15 of the Plan.
7. Term of Award.
     The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.
8. Options.
     The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.
(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.
(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.
(iii) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.
(c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.
(d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.
(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
(i) cash;
(ii) check or wire transfer (denominated in U.S. Dollars);
(iii) subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which (x) in the case of Shares acquired upon exercise of an option, if required to avoid adverse accounting consequences, such Shares shall have been owned by the Awardee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;
(v) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;
(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
(vii) any combination of the foregoing methods of payment.
(f) Effect of Termination on Options
(i) Generally. Unless otherwise provided for by the Administrator or in the Option Agreement, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii)) and ((iii)) below, the Option shall remain exercisable for three (3) months following the Awardee’s Termination of Employment; provided that an Option granted to a Director or Officer shall remain exercisable for six (6) months following the Awardee’s Termination of Employment. In any case the Option shall not be exerisable beyond the expiration date of the Option. The Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.
(ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Awardee does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.
(iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.
(iv) Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.
(v) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(i)), ((ii)) and ((iii)) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.
(g) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
9. Incentive Stock Option Limitations/Terms.
(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.
(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its

Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.
(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.
(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i)) of the Plan.
(e) Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Awardee shall be treated for tax purposes as a Nonstatutory Stock Option.
(f) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.
10. Exercise of Option.
(a) Procedure for Exercise.
(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.
(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of applicable withholding taxes (if any).
(iii) An Option may not be exercised for a fraction of a Share.
(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
11. Stock Awards.
(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria) , if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
(b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.
(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.
(d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e)	Stock Appreciation Rights.

(i) General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

(ii) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(iii) Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
12. Automatic Director Options.
(a)	Procedure for Grants. Subject to Section 12(f) below, (i) all Automatic Director Options under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 12 and (ii) no person shall have any discretion to select which Outside Directors shall be granted Automatic Director Options or to determine the number of Shares to be covered by Automatic Director Options granted to Outside Directors.

(b)	Number of Shares Subject to Automatic Director Options.

(i) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(ii) Each Outside Director shall be automatically granted an option to purchase 15,000 Shares (a “Subsequent Option”) on the anniversary date on which each director became an Outside Director provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.
(c)	Option Agreement. Each Option Agreement for an Automatic Director Option shall contain the following provisions: (i) the term of the Option shall be ten (10) years; (ii) the Option shall be exercisable only while the Outside Director remains a Director of the Company (subject to subsection (e) below); (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the Grant Date of the Option; and (iv) the Option shall vest and become exercisable for 100% of the shares subject to the Option on the Grant Date.

(d)	Shares Available in Plan. In the event that any Automatic Director Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously issued to exceed the maximum number of shares available for issuance under the Plan pursuant to Section 3(a), then the remaining Shares available for Option grants shall be granted under Automatic Director Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted under the Plan.

(e)	Termination of Continuous Status as a Director. Subject to Section 14 hereof, in the event an Awardee’s status as a Director terminates (other than upon the Awardee’s death or Disability), the Awardee may exercise all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s termination as a Director within the lesser of (i) six (6) months following the date of such termination and (ii) the expiration of the term of such Option as set forth in the Option Agreement; provided that the Board shall have full power and authority to extend the period of time for which an Automatic Director Option is to remain exercisable to such greater time as the Board shall deem appropriate (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Awardee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(f)	Amendment and Termination of Automatic Director Option Program. The Board shall have sole and exclusive authority to establish, maintain, amend, suspend,

and terminate the program by which Non-Employee Directors are granted Automatic Director Options pursuant to this Section 12(a).
13. Other Provisions Applicable to Awards.
(a)	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before stock compensation expense pursuant to SFAS 123(R); earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; and (xxvi) ratio of nonperforming assets to total assets. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c)	Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)	Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)	Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(f)	Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(g)	Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.
14. Adjustments upon Changes in Capitalization, Dissolution or Change in Control.
(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award, the number of Shares issuable pursuant to Automatic Director Options and the share limits set forth in Section 3 and shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)	Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(c)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.
15. Amendment and Termination of the Plan.
(a)	Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:
(i)	materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

(ii)	reduce the minimum exercise price at which Options may be granted under the Plan;

(iii)	result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 14 of the Plan; or

(iv)	change the class of persons eligible to receive Awards under the Plan.
(b)	Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)	Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.
16.	Designation of Beneficiary.
(a)	An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)	Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
17.	No Right to Awards or to Employment.
     No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.
18. Legal Compliance.
     Subject to Section 22, shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
19. Reservation of Shares.
     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
20. Notice.
     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.
21. Governing Law; Interpretation of Plan and Awards.
(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.
(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.
(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.
22. Limitation on Liability.
     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:
(a) The Non-Issuance of Shares.    The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
(b) Tax Consequences.    Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.
(c) Forfeiture.    The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.
23. Unfunded Plan.
     Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

EXHIBIT D
2001 Employee Stock Purchase Plan

PHOENIX TECHNOLOGIES LTD.
2001 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated September 19, 2007
Generally Effective _________, 2007
1. ESTABLISHMENT OF PLAN. Phoenix Technologies Ltd., a Delaware corporation (the “COMPANY”), proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2001 Employee Stock Purchase Plan (“PLAN”). For purposes of this Plan, “PARENT CORPORATION” and “SUBSIDIARY” (collectively, “SUBSIDIARIES”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “CODE”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 1,750,000 shares of the Company’s Common Stock are reserved for issuance under this Plan. Such total number of shares shall be subject to adjustments effected in accordance with Section 14 of this Plan.
2. PURPOSE. The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the “BOARD”) as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.
3. ADMINISTRATION. This Plan shall be administered by a committee appointed by the Board (the “COMMITTEE”) consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934 (the “EXCHANGE ACT”). As used in this Plan, references to the “Committee” shall mean either such committee or the Board if no committee has been established. Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
4. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:
(a)	employees who are not employed by the Company or Subsidiaries before the beginning of such Offering Period;

(b)	employees who are customarily employed for less than twenty (20) hours per week;

(c)	employees who are customarily employed for less than five (5) months in a calendar year; and

(d)	employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.
Notwithstanding the foregoing, the Board, in its sole discretion, also may provide that employees who are members of the executive staff of the Company and its Subsidiaries shall not be eligible to participate in an Offering Period (as hereinafter defined) under the Plan. For purposes of this Section 4 only, “executive staff” shall have the same meaning as the term “officer” under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. Moreover, the

Board’s exclusion of executive staff employees during a prior Offering Period shall not prevent the Board from making such employees once again eligible for future Offering Periods under the Plan.
5. OFFERING DATES.
     (a) The offering periods of this Plan (each, an “OFFERING PERIOD”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee,
(i)	Offering Periods shall be concurrent and commence each June 1 and December 1 of each calendar year; and

(ii)	each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan.
The first business day of each Offering Period is referred to as the “OFFERING DATE”. The last business day of each Purchase Period is referred to as the “PURCHASE DATE”. The Board shall have the power to change the duration of Offering Periods and/or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period and/or Purchase Period to be affected.
     (b) Notwithstanding anything to the contrary, in the event that the fair market value of a share of the Company’s Common Stock on the first Purchase Date during an Offering Period is less than the fair market value of a share of the Company’s Common Stock on the Offering Date of such Offering Period, then following the purchase of the shares of the Company’s Common Stock on such Purchase Date,
(i)	the Offering Period shall terminate; and

(ii)	all participants in the just-terminated Offering Period shall automatically be enrolled in a new Offering Period that shall commence on the day following the Purchase Date on the same terms on which such participants were enrolled in the terminated Offering Period.
Such new Offering Period shall end on the business day immediately prior to the second anniversary of its Offering Date.
6. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company’s Stock Administration Department or any other department designated by the Stock Administration Department or an officer of the Company (“STOCK ADMINISTRATION”) not later than the last day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to Stock Administration by such filing date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Periods unless such employee enrolls in such Offering Periods under this Plan by filing a subscription agreement with Stock Administration not later than the last day of the month preceding a subsequent Offering Date. Subject to Section 5(b), once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period in which such employee participated unless the employee withdraws or is deemed to withdraw from an Offering Period under this Plan as set forth in Section 11 below or terminates further participation in the Plan. A participant is not required to file an additional subscription agreement in order to continue participation in Offering Periods under this Plan, unless such participant terminates further participation in this Plan.
7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing
(a)	the amount accumulated in such employee’s payroll deduction account during such Purchase Period by

(b)	the purchase price for such Purchase Period, as set forth in Section 8 below;
PROVIDED, HOWEVER, that the number of shares of the Company’s Common Stock purchased under any option granted pursuant to this Plan shall not exceed the limitations set forth in Section 10 of the Plan.
8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of
(a)	the fair market value of a share of the Company’s Common Stock on the applicable Offering Date; or
(b)	the fair market value of a share of the Company’s Common Stock on the applicable Purchase Date;
PROVIDED, HOWEVER, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock. For purposes of this Plan, the term “fair market value” on a given date shall mean the closing price of the Company’s Common Stock as reported on a stock exchange or on the NASDAQ National Market System on the applicable date (or the average closing price over the number of consecutive trading days preceding such date as the Board shall deem appropriate). If the Company’s Common Stock is not reported on such exchange or such system or if there is no public market for the Company’s Common Stock, the fair market value of the Company’s Common Stock shall be as determined by the Board in its sole discretion, exercised in good faith.
9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS — ISSUANCE OF SHARES.
     (a) The consideration for the purchase price of the shares subject to an option under this Plan is accumulated by regular payroll deductions made during each Offering Period. The deductions are made either (i) as a specified dollar amount per pay period, but not less than $5.00 per pay period and not greater than an amount equal to twenty percent (20%) of the participant’s Compensation as of the first day of such Offering Period or (ii) a percentage of the participant’s Compensation in one percent (1%) increments not less than one percent (1%) and not greater than twenty percent (20%) or (iii) such lower limit set by the Committee, provided that in each case the deductions for a participant in a Purchase Period shall not exceed $12,500.
     (b) As used herein, “COMPENSATION” shall mean all base salary, wages, commissions, and overtime, and draws against commissions; PROVIDED, HOWEVER, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.
     (c) A participant may change the rate of payroll deductions during an Offering Period by filing with Stock Administration a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after Stock Administration’s receipt of the authorization (or such earlier payroll period after such receipt as the Company’s payroll department is able to accommodate) and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, excluding the fifteen (15) day period immediately preceding a Purchase Date (or such shorter period of time as determined by the Company and communicated to the participants); PROVIDED, HOWEVER, that a participant shall be limited to only one (1) increase and one (1) decrease (other than to zero percent (0%)) during any Purchase Period. In addition, a participant may decrease the rate of payroll deductions to zero percent (0%) once (and only once) during any Purchase Period. A change in the rate of payroll deductions to zero percent (0%) during any Purchase Period shall not be deemed a withdrawal from the Offering Period or the Plan. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with Stock Administration a new authorization for payroll deductions not later than the last day of the month before the beginning of such Offering Period.
     (d) All payroll deductions are made on an after-tax basis and credited to each participant’s account under this Plan. All payroll deductions are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not withdrawn, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. No fractional shares shall be issued upon the exercise of an option on a Purchase Date. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering Period shall be refunded to such participant in cash, without interest. In the event that this Plan has been oversubscribed, then all funds not used to purchase shares on the final Purchase Date of an Offering Period shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.
     (f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of any stock brokerage or other firm with whom the Company has established an account for the participant for the automatic deposit of shares purchased under this Plan.
10. LIMITATIONS ON SHARES TO BE PURCHASED.
     (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.
     (b) Subject to Sections 9(a) and 10(a) above, the maximum number of shares of Common Stock that a participant may purchase on any single Purchase Date shall not exceed two thousand (2,000) shares (the “MAXIMUM SHARE AMOUNT”); PROVIDED, that not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, revise the Maximum Share Amount. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above. The Maximum Share Amount shall be subject to adjustments effected in accordance with Section 14 of this Plan.
     (c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected thereby.
11. WITHDRAWAL.
     (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to Stock Administration a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
     (b) Upon withdrawal from an Offering Period under this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from an Offering Period under this Plan, he or she may not resume his or her participation in the same Offering Period from which he or she previously withdrew, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in an Offering Period under this Plan.
12. TERMINATION OF EMPLOYMENT. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in an Offering Period under this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; PROVIDED, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
13. RETURN OF PAYROLL DEDUCTIONS. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.
14. CAPITAL CHANGES.
     (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “RESERVES”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and PROVIDED FURTHER, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
     (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned shares, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned shares. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of at least twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.
     (c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; PROVIDED, that the price per share of Common Stock shall not be reduced below its par value per share.
15. NONASSIGNABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “NOTICE PERIOD”). The Company may require that, unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code (or any successor provision) and the related regulations. Any provision of this Plan which is inconsistent with Section 423 of the Code (or any successor provision) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423 of the Code. This Section 19 shall take precedence over all other provisions in this Plan.
20. NOTICES. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. TERM; STOCKHOLDER APPROVAL. This Plan has been approved and adopted by the Board. Any changes to the Plan which materially increase the benefits hereunder will not be effective until approved by the stockholders of the Company, in any manner permitted by applicable corporate law (including Rule 16b-3 of the rules promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the date this Plan was amended or restated by the Board.
22. DESIGNATION OF BENEFICIARY.
     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.
     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.
25. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may at any time amend, terminate or the extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PHOENIX TECHNOLOGIES LTD. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 20, 2007
          The undersigned stockholder of Phoenix Technologies Ltd., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November [20], 2007, and hereby appoints Woodson Hobbs and Richard Arnold, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Phoenix Technologies Ltd. to be held on Thursday, December 20, 2007 at 8:00 a.m., local time, at 915 Murphy Ranch Road, Milpitas, California 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
          If no choice is indicated on the proxy card, the shares will be voted FOR all nominees, FOR all other proposals described herein, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting.
1.	ELECTION OF DIRECTORS:
—	FOR all nominees listed below (except as indicated).

—	WITHHOLD authority to vote for all nominees listed below.
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Dale Fuller	Douglas Barnett	Richard Noling
          2. TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR:

___FOR	___AGAINST	___ABSTAIN
          3. TO APPROVE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS AND THEREBY ENSURE THAT EACH DIRECTOR WILL STAND FOR ELECTION ANNUALLY AND TO REMOVE ALL REFERENCES TO SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.

___FOR	___AGAINST	___ABSTAIN
          4. TO APPROVE THE COMPANY’S 2007 EQUITY INCENTIVE PLAN.

___FOR	___AGAINST	___ABSTAIN
          5. TO APPROVE AMENDMENTS TO THE COMPANY’S 2001 EMPLOYEE STOCK PURCHASE PLAN (THE “ESPP”) TO (A) INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE ESPP BY 500,000 SHARES TO AN AGGREGATE OF 1,750,000 SHARES AND (B) EXTEND THE TERM OF THE ESPP.

___FOR	___AGAINST	___ABSTAIN
          6. TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-VESTING STOCK OPTION GRANTS MADE TO CERTAIN EXECUTIVE OFFICERS AND RELATED AMENDMENTS TO THE COMPANY’S 1999 STOCK PLAN.

___FOR	___AGAINST	___ABSTAIN
and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR; (3) FOR THE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE COMPANY’S BOARD OF DIRECTORS AND THEREBY ENSURE THAT EACH DIRECTOR WILL STAND FOR ELECTION ANNUALLY AND TO REMOVE ALL REFERENCES TO SERIES A JUNIOR PARTICIPATING PREFERRED STOCK; (4) FOR THE APPROVAL OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN; (5) FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY’S 2001 EMPLOYEE STOCK PURCHASE PLAN (THE “ESPP”) TO (A) INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE ESPP BY 500,000 SHARES TO AN AGGREGATE OF 1,750,000 SHARES AND (B) EXTEND THE TERM OF THE ESPP; (6) FOR APPROVAL OF THE MATERIAL TERMS OF STOCK OPTION GRANTS TO CERTAIN EXECUTIVE OFFICERS UNDER THE COMPANY’S 1999 PLAN WHICH VEST UPON THE ACHIEVEMENT OF CERTAIN COMPANY PERFORMANCE GOALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
As set forth in the Proxy Statement, if the Company’s stockholders do not approve the 2007 Plan under Proposal No. 4, the Company will treat Proposal No. 6 as having also been rejected by the stockholders and the Performance Options (as defined in the Proxy Statement) will terminate in their entirety if not otherwise approved by our stockholders by October 5, 2008.

Date:

Signature

Date:
Signature
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)